UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

PIEDMONT NATURAL GAS COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2015 Annual Meeting of Shareholders

March 5, 2015

8:30 a.m. Central Standard Time

Hutton Hotel, 1808 West End Ave, Nashville, Tennessee 37203

Items of Business

1)	Election of Dr. E. James Burton, Ms. Jo Anne Sanford and Dr. David E. Shi to Class II of the Board of Directors, each for a term of three years.
2)	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015.
3)	Advisory vote to approve named executive officer compensation.

Who Can Vote

You may vote if you owned shares of the Company’s common stock at the close of business on January 2, 2015.

How to Vote

Your vote is important.

If you own your shares directly as a registered shareholder or through the Company’s 401(k) Plan, please vote in one of these ways:

Online at www.proxyvote.com.
By mail, if you received or request a paper proxy card, by marking, signing, dating and promptly returning the proxy card in the postage-paid envelope.
By telephone, if you received or request a paper proxy card, by calling the telephone number on the proxy card.
In person, by submitting a ballot at the Annual Meeting of Shareholders.

If you own your shares indirectly through a bank, broker or other nominee, you may vote in accordance with the instructions provided by your bank or broker. You may also obtain a legal proxy from your bank or broker and submit a ballot in person at the Annual Meeting of Shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on March 5, 2015:

The Company’s Notice of 2015 Annual Meeting of Shareholders, Proxy Statement on Schedule 14A, form of proxy card and 2014 Annual Report on Form 10-K are available at https://materials.proxyvote.com/720186.

January 16, 2015	By order of the Board of Directors,

Judy Z. Mayo

Vice President, Corporate Secretary

and Deputy General Counsel

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COMPENSATION COMMITTEE REPORT	59

EQUITY COMPENSATION PLAN INFORMATION	60

OTHER BUSINESS	60

MISCELLANEOUS	60

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THOMAS E. SKAINS

Chairman of the Board, President and Chief Executive Officer

January 16, 2015

Dear fellow shareholder:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Piedmont Natural Gas Company, Inc. (“Piedmont” or the “Company”) to be held beginning at 8:30 a.m. Central Standard Time on March 5, 2015. This year the Annual Meeting will be held in our Nashville service area, at the Hutton Hotel, 1808 West End Ave, Nashville, Tennessee 37203. We will review our 2014 financial performance and business operations and respond to any questions you may have. We will also consider the items of business described in the Notice of 2015 Annual Meeting of Shareholders and in the Proxy Statement accompanying this letter. The Proxy Statement contains important information about the matters to be voted on and the process for voting, along with information about the Company, its directors, its management and its governance.

Our compensation program is aligned with what matters to shareholders – performance.

You invest in Piedmont because of the value and return we provide you. Our executive officers are compensated in a way that rewards them based on performance, both absolute and relative to our peers, that creates value for shareholders. In fiscal 2014, we exceeded our fiscal 2014 earnings per share and our three-year earnings per share growth goals. We also met or exceeded our non-financial short-term performance goals, and we achieved threshold performance for our goal of total shareholder return compared to peers. Our executive officers were rewarded with incentive compensation payments based upon these results. The Summary Information that follows provides highlights of our performance and fiscal 2014 compensation and refers you to the appropriate sections of this Proxy Statement for more detail.

We continue to enhance our already strong governance structure.

Our performance results in no small part from the strong governance features that permeate everything we do. In 2014, we strengthened our Enterprise Risk Management program by assigning risk tolerance measures, or “risk appetite,” to the key risks identified by our comprehensive risk identification and evaluation process. Acknowledging the increasing importance of risk oversight, the Board reconstituted its Finance Committee as the Finance and Enterprise Risk Committee, with primary oversight of the Enterprise Risk Management program and risk appetite. We also initiated a comprehensive Board education program to ensure that each Board member maintains and enhances the skills and knowledge needed to provide optimal leadership and guidance to the Company. In 2014, we also began refining the director succession planning process by formalizing the identification of the skills, experiences and attributes that are necessary for a strong and well-functioning Board, and strategically identifying individuals that possess those qualifications for potential Board membership. The Summary Information provides highlights of our governance practices and tells you where to go for more information.

Every vote is important.

Voting at the Annual Meeting is an important shareholder right. We encourage you to read the proposals for the matters to be considered at the meeting and the recommendations of the Board of Directors, and cast your vote. Every vote is important. Even if you plan to attend the Annual Meeting, please promptly vote by submitting your proxy by telephone, by Internet or by mail. The “Commonly Asked Questions” section of the Proxy Statement contains instructions for submitting your proxy. If you are unable to attend the Annual Meeting, you may listen live over the Internet on our website at www.piedmontng.com.

Thank you for your investment.

On behalf of the Board of Directors, management and employees of Piedmont, thank you for your continued support and ownership of our Company.

Sincerely,

Thomas E. Skains

PIEDMONT NATURAL GAS COMPANY, INC. - 2015 Proxy Statement	4

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PROXY STATEMENT

for 2015 Annual Meeting of Shareholders

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read this entire Proxy Statement carefully before you vote. The page references in this summary will guide you to more complete information. Information regarding our fiscal year 2014 performance can be found in our 2014 Annual Report on Form 10-K.

This Proxy Statement, accompanied by the Notice of 2015 Annual Meeting of Shareholders, the form proxy card and the 2014 Annual Report on Form 10-K, which includes audited financial statements and financial statement schedules, is first being made available to shareholders on or about January 16, 2015.

Your Vote Matters!

It is very important that you cast your vote and play a part in the future of Piedmont. Under rules of the New York Stock Exchange, if you hold your shares through a broker, bank or other nominee, they cannot vote on your behalf on Proposals 1 or 3 at this year’s meeting, because they are considered “non-discretionary” matters. Thus, it is important that you cast your vote on these and all items listed below to make sure your voice is heard.

Our 2015 Annual Meeting of Shareholders is on March 5, 2015 at 8:30 a.m. Central Standard Time at the Hutton Hotel, 1808 West End Ave, Nashville, Tennessee 37203.

The mailing address of Piedmont’s principal executive offices is 4720 Piedmont Row Drive, Charlotte, North Carolina 28210.

Items of Business that Require Your Vote

		For more information	Board recommendation
Proposal 1	Election of Dr. E. James Burton, Ms. Jo Anne Sanford and Dr. David E. Shi to Class II of the Board of Directors, each for a term of three years.	Page 14	FOR each nominee
Proposal 2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015.	Page 34	FOR
Proposal 3	Advisory vote to approve named executive officer compensation.	Page 37	FOR

Cast Your Vote Right Away

Voting is easy. Here is how:

Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or paper proxy card if you received or request one). The deadline for voting online is 11:59 p.m. Eastern Standard Time, March 4, 2015 (11:59 p.m. Eastern Standard Time, March 2, 2015, for 401(k) Plan participants).
If you received or request a proxy card, mark, sign and date the proxy card and promptly return it in the prepaid envelope so that it is received by March 4, 2015 (March 2, 2015 for 401(k) Plan participants).
If you received or request a proxy card, call the telephone number and follow the instructions shown on the proxy card, using the Control Number shown on the card. The deadline for voting by telephone is 11:59 p.m. Eastern Standard Time, March 4, 2015 (11:59 p.m. Eastern Standard Time, March 2, 2014, for 401(k) Plan participants).
Submit a ballot in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

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If you own shares through a bank, broker or other nominee, they may provide other instructions for voting. If you own shares in different accounts or in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials (or paper proxy card or voting instruction form if you requested one), which will contain different voting instructions for each type of ownership. Please vote all your shares. See the “Commonly Asked Questions” section beginning on page 10 for more details about voting.

2014 Business Highlights

The Company achieved another year of solid performance in fiscal year 2014, including the following highlights:

We generated operating income of $180 million, net income of $144 million and basic earnings per share of $1.85, an increase of 25%, 7% and 3%, respectively, from fiscal year 2013.
We generated a total shareholder return (stock price appreciation and dividends) of 31% for the three-year period ended October 31, 2014.
Our Board of Directors approved a 3.2% increase in the annualized dividend, the 36th consecutive year of annual dividend increases for our Company.
We increased our customer additions by 14% over last year.
We achieved target or stretch performance on our Company Mission, Values and Performance (“MVP”) objectives relating to employee health and wellness, employee safety, customer loyalty and community involvement. The Company MVP Plan is a balanced scorecard designed to address the interests of our shareholders, customers, employees and communities.
We became a 10% founding equity member in the $4.5 – $5.0 billion Atlantic Coast Pipeline, LLC project, which when completed will be a major new interstate natural gas pipeline into Virginia and North Carolina.
We executed a utility capital expenditure program of $477 million, of which $275 million was devoted to system integrity projects to enhance the safety and reliability of our pipeline systems.
We implemented regulatory mechanisms that allow us to separately track and recover the costs associated with capital expenditures made to comply with federal pipeline safety and integrity requirements.
We generated $98 million in wholesale secondary marketing margins, of which $72 million was credited to lower the gas costs of our customers.
We successfully completed an offering of $250 million of long-term debt while maintaining our favorable credit ratings.

Please refer to our 2014 Annual Report on Form 10-K for more information.

2014 Executive Compensation Highlights

Piedmont’s executive compensation program establishes a strong connection between the incentive compensation opportunities for our executives under the program and the business strategies and financial and operating success of the Company.

There is a Strong Connection Between Piedmont’s Business Strategies and Executive Compensation

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Strategic Directives	Incentive Compensation Components
Expand Our Core Natural Gas and Complementary Energy-Related Businesses to Enhance Shareholder Value	Total shareholder return (TSR), return on equity (ROE)* and earnings per share (EPS) growth are the metrics used to measure performance under the Long-Term Incentive Plan (LTIP).
Preserve Financial Strength and Flexibility	Annual EPS performance carries the heaviest weight and serves as an incentive payout trigger on the Company MVP Plan. It is the only measure under the Short-Term Incentive Plan (STIP).

TSR, ROE and EPS growth are the metrics used to measure LTIP performance.
Promote the Benefits of Natural Gas	Performance on Customer Loyalty, Community Involvement and Company Reputation is measured through external customer surveys. These are performance measures on the MVP Incentive Plan.
Be the Energy and Service Provider of Choice
Achieve Excellence in Customer Service Every Time
Execute Sustainable Business Practices	Employee participation in our Safety programs is measured on the MVP Plan.
Enhance Our Healthy, High-Performance Culture

Employee participation in health screenings, risk assessments and other wellness activities is a performance measure on the MVP Plan.

Merit increases are based in part on demonstration of core values and leadership competencies.

All Strategic Directives	Achievement by the named executive officers (“NEOs”) of specific business objectives supporting the strategic directives is a significant factor in determining the NEO’s merit increase.

*	Beginning with LTIP awards granted in December 2012 for the three-year performance period ending in October 2015.

In fiscal 2014, the Compensation Committee made no changes to the executive compensation program. The results of the “say-on-pay” vote on the executive compensation program at the 2014 annual meeting of shareholders, with 96% of votes cast in favor, as well as feedback received in our 2014 institutional investor outreach program, supported the continuation of the executive compensation program.

Based on their performance under the Company’s incentive plans, for the 2014 fiscal year the named executive officers earned:

•	Base salary;

•	MVP Plan awards at 139% of the target level (near the stretch 150% payout level), based on near–stretch results for 2014 EPS and between target and stretch achievement of the non-financial performance measures;

•	Short-Term Incentive Plan awards equal to 139% of the target level (near the stretch 150% payout level), based on near–stretch results for 2014 EPS; and

•	Long-Term Incentive Plan awards equal to 100% of the target level for the three-fiscal-year period that ended October 31, 2014, based on stretch results for EPS growth and threshold results for relative TSR.

The charts below show the target total direct compensation opportunities and the compensation actually earned and realized in fiscal year 2014 for Chairman, President and Chief Executive Officer Thomas E. Skains and the other NEOs, in each case expressed as a percentage of total direct compensation. Performance-based compensation includes MVP, STIP and LTIP.

MR. SKAINS FISCAL YEAR 2014 TARGET vs. ACTUAL COMPENSATION MIX	OTHER NEOs FISCAL YEAR 2014 AVERAGE TARGET vs. ACTUAL COMPENSATION MIX

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The table below summarizes the total direct compensation Mr. Skains realized in 2014. Realized compensation differs from the compensation amounts shown in the Summary Compensation Table on page 53, which includes some elements of compensation, such as the grant date value of equity awards, that may or may not be realized in the future. The realized compensation table is intended to show the value Mr. Skains actually realized from equity awards as well as his other current realized compensation.

MR. SKAINS FISCAL YEAR 2014 REALIZED COMPENSATION

Equity Awards
Base Salary	MVP/ STIP	LTIP	Retention Award Vesting	Other	Total
$ 868,048	$ 802,444	$ 1,478,244	$ 1,066,039	$ 23,750	$ 4,238,525

The base salary and MVP/STIP amounts in the realized compensation table are the same as the amounts reported in the Summary Compensation Table on page 53. The “Other” column includes the amounts reported in the “All Other Compensation” column of the Summary Compensation Table other than matching contributions to the Company’s 401(k) Plan and Company contributions to the Company’s Defined Contribution Restoration Plan, because payment of those contributions is deferred until Mr. Skains’ retirement. See “Executive Compensation—Compensation Discussion and Analysis” beginning on page 38 for more information.

2014 Governance Highlights

Director Independence and Related Person Transactions	•	All members of the Board are independent (other than Mr. Skains, Piedmont’s Chairman of the Board, President and Chief Executive Officer who does not sit on any Committee).
	•	In fiscal 2014, there were no related person transactions between the Company and its directors or executive officers.
See “Director Independence and Related Person Transactions” on page 23 for more information.
Director Engagement	•	In fiscal 2014, all directors attended all meetings of the Board and of each committee on which they served (except for one director who attended 5 of 6 Board meetings).
	•	Committee chairs meet regularly with management, and communication between directors and management is constant and unfettered.
	•	Many of our directors participate in National Association of Corporate Directors programs, including Minor Shaw who serves on the board of the Carolinas chapter.
See “Attendance at Annual Shareholders Meeting and Board and Committee Meetings” on page 27 for more information.
Independent Lead Director	Piedmont’s Independent Lead Director, Malcolm E. Everett III:
	•	Chairs all executive sessions of the Board and Board meetings where the Chairman is absent
	•	Approves the annual calendar and agendas for all meetings of the Board and its committees
	•	Consults with the President and Chief Executive Officer on business issues
	•	Convenes the Board at his discretion
See “Board Leadership Structure and Independent Lead Director” on page 24 for more information.
Board Self-Evaluations	•	The Board and its Committees evaluate their performance annually.
	•	The Chairman of the Board conducts one-on-one feedback sessions with several directors each year on the performance of the Board, the Committees and the directors.
	•	The Directors and Corporate Governance Committee is responsible for recommending to the Board specific adjustments to improve the functioning of the Board and its Committees.
See “Board Self-Evaluation Process” on page 16 for more information.
Board Skills Assessment	•	The Board identifies the key skills and attributes that are most critical for a Company director given the Company’s strategic directives and the opportunities and challenges it faces.
	•	The compilation is used to identify areas where directors may benefit from additional training.
	•	The Board periodically updates the key skills and attributes so that they continue to reflect the current state of the Company.
See “Director Qualifications Assessment, Continuing Education and Succession Planning” on page 15 for more information.
Director Education Program	•	The Board enhanced its director continuing education programs by identifying for each director the industry, economic, governance and other training and education opportunities that best enhance the director’s role and contributions to the Company.
See “Director Qualifications Assessment, Continuing Education and Succession Planning” on page 15 for more information.
Director Succession Planning	•	In fiscal 2014, the Board began using the enhanced compilation of key Board skills and attributes described above to assist in identifying potential Board members.
	•	The succession planning process emphasizes strategic identification and cultivation of director candidates.
See “Director Qualifications Assessment, Continuing Education and Succession Planning” on page 15 for more information.

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Board Diversity	•	The Board embraces a policy to champion diversity among its members so as to consider and evaluate issues affecting the Company with more effective thought leadership from different perspectives.
	•	One-third of the Board is female or minority.
	•	The Company has been recognized as having one of the most diverse corporate boards in North Carolina.
See “Qualifications and Nomination of Directors” beginning on page 14 and “Board of Directors” beginning on page 16 for more information.
Director Resignation Policy	•	Directors are required to tender their resignation upon:
		–	receipt of more “Withhold” votes than “For” votes in an uncontested election, or
		–	any significant change in personal or professional circumstances that would reasonably cause a re-examination of the director’s continued membership on the Board.
	•	The Directors and Corporate Governance Committee and the Board would determine whether to accept the resignation or take some other appropriate action in the best interests of the Company and its shareholders.
See “Resignation Policy” on page 31 for more information.
Director and Management Stock Ownership Guidelines and Hedging Prohibition	•	All directors and all leadership-level employees are expected to own Piedmont common stock worth a multiple of their cash retainer or base salary within a certain period of time (See “Director Stock Ownership Guidelines” on page 30 and “Executive Stock Ownership Guidelines” on page 50 for more information).
	•	All directors and all NEOs are in compliance with the Company’s stock ownership guidelines.
	•	Every director chose to invest all amounts earned by him or her as fees, retainers and grants in fiscal year 2014 in Piedmont common stock (see “Director Compensation” on page 28).
	•	Our employees and directors are prohibited from hedging Piedmont stock, and significant restrictions are placed on pledging of Piedmont stock (see “Hedging and Pledging Company Securities” on page 30).
Shareholder Engagement Program	•	Piedmont’s outreach program invites our largest institutional shareholders, representing almost 30% of Piedmont’s outstanding shares, to discuss financial performance, executive compensation and governance matters.
	•	For 2014 the feedback was generally supportive, though some investors reiterated their desire for removal of supermajority voting thresholds and for declassified boards. Since 2009, we have proposed twice to our shareholders to reduce supermajority voting thresholds and to declassify our Board, and each time the proposal failed to receive the requisite shareholder approval.
See “Investor Outreach” on page 31 for more information.
Enterprise Risk Management	•	The Board delegated greater oversight of the enterprise risk management program to the Finance Committee, which was reconstituted as the Finance and Enterprise Risk Committee.
	•	Risk oversight by each other Committee was reinforced by charter revisions.
	•	In 2014, Piedmont developed tolerance levels, or “risk appetite”, for the Company’s key risks that are aligned with the Company’s strategic plan, together with risk metrics that measure adherence with that risk appetite.
	•	The risk appetite and metrics were approved by the Board, and risk adherence is measured and reported to the Board quarterly through the Finance and Enterprise Risk Committee and annually directly to the full Board.
See “Board Role in Risk Oversight” on page 26 for more information.
Robust Ethics and Compliance Programs	•	We cannot deliver the right results in the right way without making our values the basis of every decision we make.
	•	We continuously refresh and update our Code of Ethics and Business Conduct.
	•	We train our employees throughout the year on a rotating series of compliance, ethics and leadership topics.

Director Nominees

The following table provides summary information for each director nominee. Each nominee that is elected will serve a three-year term expiring at the 2018 Annual Meeting of Shareholders or until his or her successor is elected. See the “Corporate Governance Information” section beginning on page 14 for more information about the Board of Directors and the director nominees.

Name	Age	Director Since	Expertise and Qualifications	Independent	Attendance at Fiscal 2014 Board and Committee Meetings(1)
Dr. E. James Burton	68	2006	• Audit Committee Financial Expert	Yes	100%
			• Business and financial management expertise
			• Business development expertise
			• Community leader
Ms. Jo Anne Sanford	64	2014	• Industry expertise	Yes	100%
			• Regulatory and government relations expertise
			• Legal expertise
			• Community leader
Dr. David E. Shi	63	2003	• Business and financial management expertise	Yes	100%
			• Energy conservation and sustainability expertise
			• Money management and investment experience
			• Community leader
(1)	Percentage attendance at meetings of the Board and meetings of the Board committees on which they served in fiscal year 2014.

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COMMONLY ASKED QUESTIONS

Who is entitled to vote?

Holders of record of shares of the Company’s common stock (“Common Stock”) at the close of business on January 2, 2015, the record date established by the Company’s Board of Directors, are entitled to notice of and to vote at the Annual Meeting, either in person or by proxy. Each shareholder of record will have one vote for every share of Common Stock owned by that shareholder on the record date.

If your shares are registered directly in your name with the Company’s stock transfer agent, Wells Fargo Bank Shareowner Services, you are considered, with respect to those shares, the shareholder of record (“registered shareholder”). If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, which are held in “street name” (“beneficial owners”). You may also own shares through the Company’s 401(k) Plan Piedmont Stock Fund. The Notice of Internet Availability of Proxy Materials (or proxy materials in paper form if you have so previously elected) has been made available to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. By voting online, by telephone or by completing the voting instruction form provided to you by your broker, bank or other nominee, you direct how to vote your shares.

What will be voted on?

•	Proposal 1: Election of Dr. E. James Burton, Ms. Jo Anne Sanford and Dr. David E. Shi to Class II of the Board of Directors, each for a term of three years.

•	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

•	Proposal 3: Advisory vote to approve named executive officer compensation.

Voting will also take place on such other business, if any, as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Who is soliciting my vote?

The Company’s Board of Directors is soliciting proxies to be voted at the Annual Meeting on the matters described in this Proxy Statement and such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this Proxy Statement and our 2014 Annual Report on Form 10-K, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the internet and how you may submit your vote on the internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.

What should I do if I received more than one Notice of Internet Availability of Proxy Materials (or paper proxy card and voting instruction form, if you requested one)?

There are circumstances under which you may receive more than one Notice of Internet Availability of Proxy Materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a registered shareholder and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials. Please vote in accordance with the instructions of each Notice of Internet Availability of Proxy Materials separately, since each one represents different shares that you own. Please vote all of your shares.

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How do I vote?

If you are a registered shareholder or own your shares through the Company’s 401(k) Plan, you can vote using any one of the following methods:

•	Online: Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or paper proxy card if you received or request one). The deadline for voting online is 11:59 p.m. Eastern Standard Time, March 4, 2015 (11:59 p.m. Eastern Standard Time, March 2, 2015, for 401(k) Plan participants).

•	By mail: If you received or request a proxy card, mark, sign and date the proxy card and promptly return it in the prepaid envelope so that it is received by March 4, 2015 (March 2, 2015 for 401(k) Plan participants).

•	By telephone: If you received or request a proxy card, call the telephone number and follow the instructions shown on the proxy card, using the Control Number shown on the proxy card. The deadline for voting by telephone is 11:59 p.m. Eastern Standard Time, March 4, 2015 (11:59 p.m. Eastern Standard Time, March 2, 2015, for 401(k) Plan participants).

•	In person at the Annual Meeting: Submit a ballot at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

If you own your shares through a bank, broker or other nominee, you may vote in accordance with the instructions provided by your bank, broker or nominee, which may include the following:

•	Online: Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or voting instruction form if you received or request one). The deadline for voting online is 11:59 p.m. Eastern Standard Time, March 4, 2015.

•	By mail: If you received or request a voting instruction form, mark, sign and date the voting instruction form and promptly return it in the prepaid envelope so that it is received by March 4, 2015.

•	By telephone: If you received or request a voting instruction form, call the telephone number and follow the instructions shown on the voting instruction form, using the Control Number shown on the voting instruction form. The deadline for voting by telephone is 11:59 p.m. Eastern Standard Time, March 4, 2015.

•	In person at the Annual Meeting: Obtain a legal proxy from your broker, bank or other nominee indicating that you were the owner of the shares on the record date and present it to the inspectors of election with your ballot.

When you vote online or by telephone or properly submit your proxy card or voting instruction form, proxies will be voted in accordance with the voting instructions provided to the Company. If no instructions are provided, proxies will be voted as indicated below under “What if I submit my proxy but don’t provide voting instructions?”

You can vote your shares for all, for some (by withholding authority to vote for any individual nominee) or none of the director nominees. You can vote for, against or abstain from voting for Proposals 2 and 3.

What happens if I do not vote?

If you are a registered shareholder or hold your shares through the Company’s 401(k) Plan, then your shares will not be voted or counted towards a quorum if you do not submit a vote (whether online, by telephone or by mail) or do not vote in person at the Annual Meeting.

If you hold your shares through a bank, broker or other nominee (called “street name”) and do not provide voting instructions by voting online, by telephone or by submitting a paper voting instruction form, then the nominee will not be able to vote your shares on your behalf for Proposals 1 and 3, which are considered “non-discretionary,” and may choose not to vote your shares for Proposal 2, for which it has discretion to vote in accordance with its best judgment under the rules of the New York Stock Exchange.

How many votes are needed to adopt the proposals?

For Proposal 1 (the election of directors), the three nominees for Class II receiving the highest number of affirmative votes cast will be elected. Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) requires the affirmative vote of a majority of the votes cast on that proposal. The result of the vote on Proposal 3 (advisory vote to approve named executive officer compensation) is non-binding and the Board of Directors will consider the outcome of the vote when making future executive compensation decisions. Other matters that may properly come before the Annual Meeting may require more than a majority vote under the Company’s Amended and Restated Bylaws, its Restated Articles of Incorporation, the laws of the State of North Carolina or other applicable laws or regulations. Abstentions will not be counted as votes cast with respect to any of the Company’s proposals. Broker non-votes (when beneficial owners do not provide specific voting instructions and either nominees have no discretionary power to vote or choose not to vote the uninstructed shares on a matter over which they have discretionary power to vote) will not be counted as votes cast.

How do I vote shares held in the Company’s 401(k) Plan?

Under the Company’s 401(k) Plan, the plan trustee will vote your plan shares in accordance with the directions you indicate by voting online or by telephone or on the proxy card. Please see “How do I vote?” above for further information on these voting methods.

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How can I revoke my proxy?

You can revoke your proxy by sending written notice of revocation of your proxy to the Corporate Secretary at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210 so that it is received prior to 5:00 p.m. Eastern Standard Time on March 4, 2015 (March 2, 2015 for 401(k) Plan participants).

Can I change my vote?

You can change your vote by:

•	Submitting a later dated vote by using the online or telephone voting procedure described above under “How do I vote?” prior to 11:59 p.m. Eastern Standard Time, March 4, 2015 (March 2, 2015 for 401(k) Plan participants);

•	Marking, signing, dating and returning a new proxy card with a later date to the Corporate Secretary at 4720 Piedmont Row Drive, Charlotte North Carolina 28210, or a new voting instruction form with a later date to the address noted on that form, so that it is received prior to 5:00 p.m. Eastern Standard Time on March 4, 2015 (March 2, 2015 for 401(k) Plan participants); or

•	Attending the Annual Meeting and voting in person. If you own your shares through a broker, bank or other nominee, you must obtain a legal proxy as described in “How do I vote?” above and deliver it to the Corporate Secretary at the Annual Meeting.

What if I submit my proxy but don’t provide voting instructions?

Registered shareholders – If you are a registered shareholder and your proxy is properly submitted (whether online, by telephone or by mail) and not revoked, but you do not give voting instructions for a proposal, the proxy will be voted in accordance with the recommendations of the Board of Directors for that proposal, which is “FOR” all nominees in Proposal 1 and “FOR” Proposals 2 and 3.

401(k) Plan shares – If you hold your shares through the Company’s 401(k) Plan and your proxy is properly submitted (whether online, by telephone or by mail) and not revoked, but you do not provide voting instructions to the plan trustee, then your shares will be voted in accordance with directions given to the plan trustee by the Company’s Benefit Plan Committee, or if no such directions are given, your shares will be voted by the plan trustee in the same proportion as the 401(k) Plan shares that were properly voted.

Beneficial owners – If you hold your shares in street name and properly submit a proxy (whether online, by telephone or by mail) with no voting instructions on Proposal 2, your broker, bank or other nominee may vote your shares on that proposal in accordance with its best judgment because this matter is considered “discretionary” under the applicable rules, but may not vote your shares on Proposals 1 and 3 if you do not provide voting instructions for those proposals.

All shareholders of record – Should other matters properly come before the Annual Meeting that are “discretionary”, or should matters for which proper notice was not given pursuant to the Company’s Amended and Restated Bylaws be permitted to come before the Annual Meeting, the proxy holders named in the proxy card will vote the proxies on such matters in accordance with their best judgment.

How many shares must be present to conduct the Annual Meeting?

As of the record date, 78,649,874 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of those shares, present or represented by proxy, constitutes a quorum for the purposes of conducting the Annual Meeting and voting on proposals at the Annual Meeting. If you vote online or by telephone or submit a properly executed proxy card or voting instruction form, then your shares will be considered part of the quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly authorized proxies, can attend the Annual Meeting.

Who pays the costs of proxy solicitation?

We have hired Alliance Advisors, LLC to assist us with the distribution of our proxy materials and to solicit proxies. Alliance Advisors, LLC’s fee for these services is $7,000, plus out-of-pocket expenses. Directors, officers and employees of the Company may solicit proxies and will not be entitled to any additional compensation for any such solicitation.

The Company will bear the full cost of the solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to beneficial owners.

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Can multiple shareholders sharing my address receive just one copy of the Notice of Internet Availability of Proxy Materials or other proxy materials in paper format?

The Company has adopted a process for mailing the Notice of Internet Availability of Proxy Materials (and other proxy materials for those shareholders that previously requested them) called “householding.” Householding means that shareholders who share the same address and agree to householding will receive only one copy of the Notice of Internet Availability of Proxy Materials (or other proxy materials, as applicable), unless we receive instructions to the contrary from any shareholder at that address.

If you are a registered shareholder who shares the same address as another registered shareholder, you can agree to householding by:

•	Indicating that you consent to householding on your proxy card, if you received one; or

•	Writing to or calling our transfer agent, Wells Fargo Bank Shareowner Services, 110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100 or 1-877-724-6451.

Householding reduces the Company’s printing costs and postage fees, and we encourage you to participate. If you wish to discontinue householding or receive a separate copy of the Notice of Internet Availability of Proxy Materials (or other proxy materials, as applicable) for this year and in the future, you may so notify us, via the transfer agent at the telephone number or address above, and we will promptly comply with your request.

If you own your shares through a broker, bank or other nominee, you may request householding or request separate copies of the Notice of Internet Availability of Proxy Materials (or other proxy materials, as applicable) by notifying your broker, bank or nominee.

When are shareholder proposals due for the 2016 annual meeting of shareholders?

Under our Amended and Restated Bylaws, shareholders must follow certain procedures in order to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. Under these procedures, nominations for director or an item of business to be introduced at the 2016 annual meeting of shareholders:

•	Must be submitted in writing by registered or certified mail to the Corporate Secretary at 4720 Piedmont Row Drive, Charlotte North Carolina 28210; and

•	Must be received no earlier than October 7, 2015 (which is 150 days before the anniversary of the date of this year’s Annual Meeting) and no later than November 6, 2015 (which is 120 days before the anniversary of the date of this year’s Annual Meeting).

Notice of intent to nominate a director must include the information specified in the “Advance Notice of Director Nominations and Other Business” section of the Amended and Restated Bylaws, which includes the nominee’s occupation(s), certain information about the nominee’s background, other board memberships and evidence of willingness to serve.

The chairman of the 2016 annual meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

In addition to the procedures described in the previous paragraph, in order for a shareholder proposal to be considered for inclusion in next year’s proxy statement and proxy card, it must be provided in the manner set forth in Rule 14a-8 of the SEC no later than September 18, 2015.

How can I contact a member of the Board of Directors?

Any shareholder or interested party can contact the Board of Directors, any member of the Board of Directors, including the Independent Lead Director, or the non-management or independent directors as a group by writing to the Board of Directors, the non-management or independent directors as a group or any individual director in care of the Company at 4720 Piedmont Row Drive, Charlotte North Carolina 28210, or by sending a written communication to the Corporate Secretary at that address.

Any communication addressed to an individual director at that address will be delivered or forwarded to the addressee as soon as practicable. Communications addressed to the Board of Directors or to an unspecified director will be forwarded to the Chairman of the Board, and communications addressed to the non-management or independent directors as a group will be forwarded to the Independent Lead Director.

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PROPOSAL 1	ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR each nominee.

The Amended and Restated Bylaws of the Company provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board, but shall not be fewer than nine. The number of directors to serve immediately following the 2015 Annual Meeting is fixed at 11. The Restated Articles of Incorporation divide the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. The Restated Articles of Incorporation provide that each class shall consist as nearly as possible of one-third of the total number of directors constituting the entire Board.

The Board of Directors has nominated Dr. E. James Burton, Ms. Jo Anne Sanford and Dr. David E. Shi, whose terms expire at the 2015 Annual Meeting, to stand for election or re-election as Class II directors.

Ms. Sanford, who was recommended by the members of the Directors and Corporate Governance Committee (all non-management directors), was appointed as a director effective July 1, 2014 and her term expires at the 2015 Annual Meeting. The Board has determined that each of these directors is an independent member of the Board. (Information about director independence is set forth below in “Corporate Governance Information — Director Independence and Related Person Transactions.”) The terms of the Class II directors elected at the Annual Meeting will expire in 2018. (Information as to the three nominees is set forth below in “Corporate Governance Information — Board of Directors.”)

The Board does not know of any nominee who will be unable or unwilling to serve, but in such event the proxies will be voted under discretionary authority for a substitute designated by the Board, or the Board may take appropriate action for a lesser number of directors.

CORPORATE GOVERNANCE INFORMATION

All non-management directors are independent

Fully independent Audit, Compensation and Directors and Corporate Governance Committees

Diversity of gender, race, experience and perspective

No related person transactions

Independent Lead Director

No Compensation Committee interlocks

Risk management oversight by the Board, a new Finance and Enterprise Risk Committee and each other Committee

Two Audit Committee financial experts

Executive sessions of independent directors at each Board meeting

Investor outreach program
100% director attendance at 2014 annual shareholder meeting

100% attendance by all directors at all 2014 Board meetings, except for one director attending 5 out of 6

100% attendance by all directors at all respective 2014 Committee meetings

All directors exceed stock ownership requirements, except those joining the Board in fiscal 2014

Robust director skills and attributes assessment

Formal director education program

Enhanced director succession planning process

Annual Board performance evaluation process

Director retirement policy

Director resignation policy

Qualifications and Nomination of Directors

The Directors and Corporate Governance Committee has a process of identifying and evaluating potential nominees for election as members of the Board. The Committee and the Board each has a policy that potential nominees shall be evaluated the same way, regardless of whether the nominee is recommended by a shareholder, a Board member or Company management. This Committee considers potential nominees from all these sources, develops information from many sources concerning the potential nominee and evaluates the potential nominee as to the qualifications that the Committee and the Board have established. Specifically, the Committee assesses the Board’s current strengths and needs by reviewing its profile, its director qualification standards described below and the Company’s current and future needs. From this assessment, candidates are screened against the Board’s director qualification standards described below and then, if appropriate, interviewed by the Chair of the Committee, the Independent Lead Director, the Chief Executive Officer and other Board members. Based on input derived from candidate interviews and a reference check, the Committee determines whether the candidate should be recommended for Board membership and subsequent election to the Board. In fiscal year 2014, the Company did not pay any compensation or other consideration to third parties in connection with identifying or evaluating potential nominees for consideration for election as a member of the Board.

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Qualifications

Factors considered in identifying candidates for Board membership include:

•	Extensive experience in a senior executive role with a major business organization, preferably as either a Chief Executive Officer, President or Chairman, and equivalent experience from other backgrounds such as academic, government, legal, accounting, audit or other recognized professions.

•	Possession of the intelligence, integrity, strength of character and sense of timing required to provide the leadership and guidance to effectively govern and to recommend alternative solutions to challenges confronting the Company.

•	Possession of the commitment, sense of urgency and spirit of cooperation that will enable the director to work with other Board members in directing the future profitable growth of the Company in an ethically responsible fashion.

•	Exposure to the numerous programs a corporation employs relative to creating shareholder value, while balancing the needs of all stakeholders.

•	Awareness of both the business and social environment within which the Company operates.

•	Independence necessary to make an unbiased evaluation of management performance and effectively carry out oversight responsibilities.

•	No association with organizations that have competitive lines of business or other conflicts of interest with the Company.

•	Possession of skills and attributes that are most critical for a Company director given the Company’s strategic directives and the opportunities and challenges it faces.

In 2014, the Board refreshed the list of skills and attributes that the Board believes are most important for a Company director to possess. This refreshed list reflects the evolution of the Company (for example, the increasing mileage of its transmission pipelines), of business practices (for example, more robust risk management) and of its culture (for example, community involvement). The skills and attributes refreshment process will be continuous. Resulting from this process is enhanced education and training of existing directors, as well as a more focused approach to director succession planning, each discussed below under “Director Qualifications Assessment, Succession Planning and Continuing Education.” The composition, skills and needs of the Board change over time, and other factors will be considered in establishing the desirable profile of candidates for any specific opening on the Board.

Diversity

Diversity, in the broad sense of the word, is an important component of the list of key director skills and attributes. The Board embraces a policy to champion diversity among its members so as to consider and evaluate issues affecting the Company with more effective thought leadership from different perspectives and viewpoints. Thus the Company’s Corporate Governance Guidelines require the Board to consider diversity of thought, experience, talent, background and perspective, including that which exists with respect to gender, race and national origin, in evaluating candidates for Board membership. The Board’s Directors and Corporate Governance Committee reviews diversity each quarter as part of the director qualifications review described below, to ensure that the present Board and committee composition provides the benefits of diversity. The Board and the Directors and Corporate Governance Committee believe that this diversity policy has been effective and Piedmont is proud to have been named as having one of the most diverse boards of North Carolina’s largest corporations by the Director Diversity Initiative at the University of North Carolina School of Law in 2012 (the last time the study was conducted). The Board and the Directors and Corporate Governance Committee will continue to encourage Board diversity under the policy.

Director Qualifications Assessment, Continuing Education and Succession Planning

At each of its quarterly meetings, the Directors and Corporate Governance Committee reviews the qualifications of the members of the Board of directors to ensure that the Board membership continues to reflect the oversight needs of the Board and the Company. In 2014, the Directors and Corporate Governance Committee began reviewing each director against the refreshed key director skills and attributes discussed above under “Qualifications,” taking into account each director’s Committee appointments. The result has been the confirmation of key skills possessed by each director as well as identification of opportunities for additional education and training to optimize each director’s performance as a Board and Committee member. These additional opportunities will be reflected in a formal director education program that the Board began developing in 2014 and will finalize in 2015. This program builds on the existing internal and external education and training that has historically been offered to directors regarding the Company and its industry, strategy, operations and culture, economic and political trends affecting the Company, and governance matters. The enhanced director education program will develop a curriculum for each director for training and education opportunities that best enhance the director’s role and contributions to the Company.

Director succession planning is closely tied to the assessment of director skills and qualifications. As directors approach retirement, the Board needs to ensure that it identifies potential directors that will maintain an appropriate mix of key skills and attributes on the Board. If the assessment of skills and qualifications identifies any areas in which the Board believes additional expertise is appropriate, the Board is able to strategically cultivate potential directors with that expertise. The Board believes that continuous assessment of director skills and qualifications, regardless of tenure, will provide the Company with a Board best suited to guide the Company and represent shareholder interests.

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Board Self-Evaluation Process

Once a year, each Committee as well as the Board performs a self-evaluation as a scheduled meeting agenda item. Each respective body evaluates the execution of its responsibilities, structure and functioning, and information and resources. The results of the self-evaluations, including any action items, are shared with the full Board. Additionally, each year the Chairman meets individually with several directors on a rotating basis specifically to discuss the performance of Committees, the Board, the director and the other directors. The Chairman shares the feedback from the interviews with the Chair of the Directors and Corporate Governance Committee, the Independent Lead Director, the Corporate Secretary, the General Counsel and relevant members of management. Relevant feedback is also shared with the chair of each Committee. Areas identified for improvement are enhanced through measures such as targeted education, process improvements and Committee charter and corporate governance guideline amendments.

The Directors and Corporate Governance Committee has taken on a larger role in the self-evaluation process, and will consider whether any additional changes to Board or Committee practices or procedures should be recommended to the Board after reviewing the results of each Committee’s self-assessment, action items identified by the Committees, and the results of the Chairman’s director interviews.

Shareholder Recommendations

The Directors and Corporate Governance Committee will consider nominees recommended by shareholders upon submission in writing to the Corporate Secretary of the names of such nominees, together with their qualifications for service and evidence of their willingness to serve. Under our Amended and Restated Bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors. These procedures are described in “Commonly Asked Questions — When are shareholder proposals due for the 2016 annual meeting of shareholders?” above.

Board of Directors

Certain biographical information about the current members of the Board is set out below. Also described below are the particular experiences, qualifications, attributes or skills that led the Board to conclude that the current members of the Board, including nominees for election to the Board at the Annual Meeting, are qualified to serve as Board members.

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Nominees for Class II Directors to Serve Until 2018

Dr. E. James Burton

Independent

Director since: 2006

Age: 68

Audit Committee; Finance and Enterprise Risk Committee (Chair)

Dr. Burton served as the Dean of the Jennings A. Jones College of Business at Middle Tennessee State University (MTSU) in Murfreesboro, Tennessee from 1999 until 2013 and has served as Professor of Accounting at MTSU since 1990. Prior to his appointment as Dean, he served as Associate Dean for External Relations at MTSU from 1993 to 1997. Dr. Burton holds a bachelor’s degree in economics from MacMurray College, an MBA in management from Murray State University and a Ph.D. in accounting from the University of Illinois. He is a Certified Public Accountant (now inactive) and a Certified Fraud Examiner (now inactive). Dr. Burton currently serves on the boards of several not-for-profit entities. He has written numerous articles for academic, professional and trade journals and has authored or co-authored several books in the areas of planning, accounting and finance. Dr. Burton has also actively participated in the formation of several businesses over the course of his career.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Dr. Burton brings to the Board his extensive general and financial management and leadership experience gained as the dean of a major business school for 14 years. Dr. Burton completed the Management and Leadership in Higher Education program at Harvard University in 2001.

•	Expertise. As a Certified Public Accountant (inactive) for more than 25 years and as a Certified Fraud Examiner (inactive) for more than 15 years, Dr. Burton developed strong accounting and financial management skills important to the oversight of the Company’s financial reporting and its enterprise risk management program. This expertise enables him to qualify as one of the Audit Committee’s two designated Audit Committee Financial Experts. He also has significant business management expertise, having founded, managed or served as director of several small businesses. Dr. Burton completed the certification program in Corporate Governance at the Anderson School of Management at the University of California, Los Angeles, in 2010.

•	Unique Perspective. Dr. Burton’s involvement in business development and his service on the boards of several not-for-profit entities in the Middle Tennessee region, where the Company has significant business operations, is an asset to the Company’s business and its philanthropic and charitable activities in the community.

Ms. Jo Anne Sanford

Independent

Director since: 2014

Age: 64

Directors and Corporate Governance Committee; Finance and Enterprise Risk Committee

Ms. Sanford has been the principal of Sanford Law Office, PLLC, a law firm primarily representing regulated public utilities in regulatory and legislative matters, and a partner in Blount Street Advisors, PLLC, a business consulting and public affairs firm that assists clients in interactions with the legislative and executive branches of government, since 2006. She served on the North Carolina Utilities Commission from 1995 through 2006, leading the Commission as Chair for 10 years of her term, and as an attorney with the North Carolina Attorney General’s Office from 1975-1995. As a Special Deputy Attorney General, she represented the State’s interest in environmental, energy, and insurance matters. Ms. Sanford graduated with honors from North Carolina State University with a bachelor’s degree in Political Science, and has a J.D. degree from the University of North Carolina at Chapel Hill School of Law. She is a member of the board of the North Carolina State Employees Credit Union (since 2005; currently Secretary/Treasurer), the North Carolina State Employees Credit Union Foundation, and Truveon Corporation, an energy efficiency services company. She also serves (since 2010) on the Board of Directors of the North Carolina Center for Public Policy Research, an independent, nonprofit, nonpartisan, research organization. Ms. Sanford has received several awards for her public sector leadership, including the North Carolina Order of the Long Leaf Pine.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. As its Chair, Ms. Sanford led the North Carolina Utilities Commission through a tumultuous decade in the telecommunications, natural gas and electric sectors. She served in leadership positions on numerous state and federal boards and commissions focused on regulatory issues, providing her extensive experience in the development and execution of policy decisions. As a regulated entity, Piedmont benefits greatly from her experience as a leader in the regulated utility arena.

•	Expertise. As a member and 10-year Chair of the North Carolina Utilities Commission and after 20 years of regulatory work with the North Carolina Attorney General’s Office, Ms. Sanford is recognized for her expertise in regulatory law and policy, particularly North Carolina utilities regulation. She has deep knowledge of utility law and policy that she continues to cultivate in her legal and consulting practices, and she is regularly requested to speak and advise on regulatory issues. Her insight into regulatory policy and her legal training and experience are invaluable to the Company.

•	Unique Perspective. Ms. Sanford provides the Board with both a regulator’s and consumer advocate’s perspective. Her service and involvement in the public sector allows her to offer informed and practical guidance to the Company in its critical regulatory affairs. The Board and the Company benefit from her extensive network of relationships with government officials on the local, state and federal level, as well as within the regulated utilities industries. Her civic involvement in eastern North Carolina provides a valuable perspective on an important region of the Company’s business.

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Dr. David E. Shi

Independent

Director since: 2003

Age: 63

Benefits Committee (Chair); Directors and Corporate Governance Committee

Dr. Shi is President Emeritus of Furman University in Greenville, South Carolina, having served as its President from 1994 until June 2010. He joined the Furman administration in 1993 as Vice President for Academic Affairs and Dean of the Faculty. Prior to that, Dr. Shi taught for 17 years at Davidson College, where he was History Department Chairman and the Frontis W. Johnston Professor of History. Dr. Shi is currently a Trustee of Brevard College in Brevard, North Carolina and a director of Trusted Farms, a not-for-profit organization founded to help small farms in South Carolina become more sustainable. During 2011 and 2012, Dr. Shi was a Fellow at the Winter Park Institute in Winter Park, Florida, and from January to May 2011 he was a Senior Fellow at the National Humanities Center in Research Triangle Park, North Carolina. He previously served on the board of Second Nature, a Boston based non-profit organization that promotes energy efficiency within the higher education sector. Dr. Shi holds a bachelor’s degree in political science from Furman University and master’s and Ph.D. degrees in history from the University of Virginia. A noted historian, Dr. Shi is the author and co-author of numerous books on American history and culture, and he has twice been nominated for the Pulitzer Prize. He is also a frequent guest columnist for various regional and national newspapers.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. As the president of a major educational institution for 16 years, Dr. Shi gained significant general management and leadership skills. Dr. Shi has been widely recognized for his leadership abilities as a college president. In 2006, he chaired the board of directors for the National Association of Independent Colleges and Universities. In 2003, he received a Presidential Leadership Award from the Andrew W. Mellon Foundation, and in 1998, he was honored as a recipient of a Presidential Leadership Grant from the John S. and James L. Knight Foundation in recognition of dynamic and creative leadership at liberal arts colleges.

•	Expertise. Dr. Shi developed significant operations and financial management expertise and money management and investment experience as President of Furman University. In addition to his leadership and management experience, Dr. Shi brings to the Board his expertise in the areas of energy conservation and sustainability, which is important to Piedmont’s business as an energy services company and its philanthropic and charitable activities in the community.

•	Unique Perspective. Dr. Shi is a prominent civic leader in the upstate South Carolina region, which provides the Board with insights into one of the Company’s significant geographic regions. For example, in 2004 Dr. Shi was named Business Leader of the Year in Greenville, South Carolina. In addition, in 2010 the Trustees of Furman University named the David E. Shi Center for Sustainability in his honor.

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Class I Directors Continuing in Office Until 2017

Mr. Malcolm E. Everett III

Independent

Director since: 2002

Age: 68

Independent Lead Director; Compensation Committee; Directors and Corporate Governance Committee (Chair-elect)

Mr. Everett served as Senior Executive Vice President, Director of Corporate and Community Affairs of Wachovia Corporation, a financial services company, from September 2001 until his retirement in 2004. Mr. Everett began his banking career with the Trust Company of Georgia (now SunTrust) in 1969. He joined First Union National Bank of North Carolina in 1978 and worked in a wide variety of roles at all levels of the company. Mr. Everett also taught at the Southwestern Graduate School of Banking in Dallas, Texas, and The National Graduate Trust School in Evanston, Illinois. Mr. Everett served as Interim President of the United Way of Central Carolinas from September 2008 to June 2009. He holds a bachelor’s degree in economics from the University of Georgia and is a graduate of the North Carolina Bank Management School. He has been Independent Lead Director of the Company since 2003. Mr. Everett serves on the boards of several not-for-profit entities. These include Carolinas HealthCare System, the largest healthcare system in the Carolinas and one of the largest not-for-profit healthcare systems in the nation (since 1996; currently Vice Chairman and serves on its Executive, Compensation, Finance, Nominating and Governance, Quality and Investments Committees), and YMCA of Greater Charlotte (since 1995; currently Vice Chairman and serves on its Compensation and Executive Committees).

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Mr. Everett brings to the Board strong leadership skills demonstrated by his many years of experience as a senior executive in the banking industry, and his leadership roles in numerous civic and not-for-profit organizations.

•	Expertise. In his more than 35 years of experience in the financial services industry, Mr. Everett developed extensive knowledge of banking, investments and wealth management. Mr. Everett is able to use this expertise to assist the Board in overseeing the financial management of the Company.

•	Unique Perspective. His significant service on numerous charitable and other not-for-profit organizations as well as his status as a community leader in Charlotte, Mecklenburg County and throughout the state of North Carolina bring valuable experience, connections and insight to the Board. Mr. Everett’s dedication to community service has been recognized through numerous awards, most recently being named the Charlotte Chamber of Commerce’s 2014 Citizen of the Carolinas.

Mr. Frank B. Holding, Jr.

Independent

Director since: 2003

Age: 53

Audit Committee; Compensation Committee (Chair)

Mr. Holding has served as Chairman of First Citizens BancShares, Inc., a banking and investment services company, since February 2009, and Chief Executive Officer since January 2008. From 1994 to February 2009, he served as President of First Citizens BancShares, Inc. Mr. Holding has held a variety of other senior management positions at First Citizens BancShares, Inc. since joining that company in 1983. Mr. Holding holds a bachelor’s degree in business administration from the University of North Carolina at Chapel Hill and an MBA from the Wharton School of the University of Pennsylvania. Mr. Holding has been a director of First Citizens BancShares, Inc. since 1993 (and currently chairs its Executive Committee). He is also a director of Blue Cross Blue Shield of North Carolina (since 2002; chair of Personnel and Compensation Committee) and Mt. Olive Pickle Company (since 2006; serves on its Finance Committee). Mr. Holding was a director of Heritage Bancshares, Inc. from 2002 to 2013 and also served as the Chairman of the North Carolina Chamber of Commerce. Mr. Holding is a member of the Board of Trustees of Wake Forest University.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. By virtue of his senior-level executive positions in a publicly-traded company in the banking industry, Mr. Holding possesses strong strategic planning, business development and managerial skills, as well as financial literacy and human resources experience.

•	Expertise. Mr. Holding’s banking background also brings in-depth knowledge of the financial services industry and significant financial expertise that assist the Board in overseeing the financial management of the Company. His experience with banking and public company regulations allows him to provide valuable insight and advice to the Company on regulatory matters. He also brings to the Board valuable knowledge of the natural gas industry gained during his years of service as a director of the North Carolina Natural Gas Corporation, which was purchased by Piedmont and merged into the Company in 2003.

•	Unique Perspective. His service on compensation committees brings insight and experience to his role as chair of the Company’s Compensation Committee. His leadership in numerous North Carolina organizations, especially in the eastern region of the state, provides the Board with insight into the dynamics of an important region in the Company’s business.

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Ms. Minor M. Shaw

Independent

Director since: 2004

Age: 67

Audit Committee; Compensation Committee

Ms. Shaw is President of Micco, LLC, a private investment company located in Greenville, South Carolina. Ms. Shaw previously served as President of Micco Corporation, also a private investment company located in Greenville, South Carolina, from 1998 to 2011. She was previously with Mickel Investment Group (President, 1998 to 2008), a family investment corporation. Ms. Shaw currently serves as the Chair of the Duke Endowment (director since 1999) and as a director of Blue Cross Blue Shield of South Carolina (since 2008; chairs its Compensation Committee and also serves on the Audit Committee). She also serves on the Board of Trustees and Investment Committees of the Belle Baruch Foundation (since 2004), the Hollingsworth Funds (since 2004) and the Daniel-Mickel Foundation (since 1995). Ms. Shaw also serves as a trustee of the Columbia Funds (since 2011, and since 2003 as trustee of predecessor Columbia Nations Fund; serves on the Governance and Investment Committees) . She also served as a trustee of the Bank of America Global Capital Management Funds (2010-2011; chaired its Governance Committee). Ms. Shaw attended Randolph-Macon Woman’s College and received her bachelor of arts degree from the University of North Carolina at Chapel Hill.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Ms. Shaw has proven leadership experience in senior management roles of various investment companies for over 16 years. She brings to the Board her experience gained from leadership roles on numerous civic, for-profit, charitable and not-for-profit governing bodies, including serving as Chair of The Duke Endowment and as a member of the board of directors of the National Association of Corporate Directors, Carolinas Chapter.

•	Expertise. With more than 25 years of experience in the investment and real estate industries, Ms. Shaw has a deep understanding of financial and investment management, real estate analysis and development and the South Carolina markets. This experience is valuable to the Company as it seeks to identify and develop new markets to serve new customers or expand its service to existing customers. This experience also enables her to provide guidance on the Company’s finance matters. She has extensive business management expertise developed from managing and investing in several family and other private companies. She was named in 2012 to the South Carolina Business Hall of Fame in recognition of her business achievements.

•	Unique Perspective. Ms. Shaw is a prominent civic leader in the upstate South Carolina region, and brings to the Board her extensive experience serving in leadership positions with numerous civic, educational and philanthropic organizations, including serving as Chair of the Greenville-Spartanburg Airport Commission. Her community involvement has resulted in numerous state and local awards and honors, including the South Carolina Order of the Palmetto.

Mr. Michael C. Tarwater

Independent

Director since: 2013

Age: 61

Benefits Committee; Directors and Corporate Governance Committee

Mr. Tarwater is the Chief Executive Officer of Carolinas HealthCare System, a not-for-profit, self-supporting healthcare organization. Carolinas HealthCare is the largest healthcare system in the Carolinas and one of the largest not-for-profit healthcare systems in the nation. Prior to his appointment to this position in 2002, Mr. Tarwater served as Executive Vice President and Chief Operating Officer of Carolinas HealthCare System since 1989. Mr. Tarwater received his master of science degree in hospital and health administration from the University of Alabama Birmingham and his bachelor of science degree in business administration from the University of West Florida. Mr. Tarwater was the 2014 Chairman of the Charlotte Chamber of Commerce Board of Directors (director since 2011). He serves and has served on the boards of several other professional, community and not-for-profit organizations, including Queens University of Charlotte (since 2011, Executive Committee since 2012) and the American Hospital Association (2011-2013).

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Mr. Tarwater has held leadership positions for more than 30 years, including over 20 years in leadership of one of the largest not-for-profit healthcare systems in the country. Mr. Tarwater’s proven leadership skills bring to the Board the experience and judgment necessary to effectively govern a large organization.

•	Expertise. Mr. Tarwater possesses strong strategic planning, business development and managerial skills. He also brings valuable expertise in government relations and healthcare benefits. In addition, his experience on the boards of numerous professional, community and not-for-profit organizations enable him to provide relevant and practical assistance on governance matters.

•	Unique Perspective. Mr. Tarwater has been a leader in Charlotte for decades. His knowledge of the decision-makers in and dynamics of Charlotte and North Carolina in general is an important contribution to Piedmont’s board.

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Class III Directors Continuing in Office Until 2016

Dr. Frankie T. Jones, Sr.

Independent

Director since: 2007

Age 67

Benefits Committee; Finance and Enterprise Risk Committee

Dr. Jones has served as President and Chief Executive Officer of Phoenix One Enterprises, Inc., a management consulting firm located in Greensboro, North Carolina, since January 2010. From January 1997 until December 2009, Dr. Jones was President and Chief Operating Officer of B&C Associates, Inc., an international public relations, research, marketing and crisis management services firm headquartered in High Point, North Carolina. Dr. Jones holds a bachelor’s degree, two master’s degrees and a doctorate. His studies were completed at North Carolina A&T University, Wayne State University, Duke University, Shaw University and Virginia University of Lynchburg. He completed postdoctoral graduate work at the Oxford Graduate School, concentrating in philosophy and transformational leadership. Dr. Jones is a retired United States Air Force senior officer with 20 years of service. Dr. Jones was awarded the National NAACP “Roy Wilkins Meritorious Service Award” in 1990.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Dr. Jones has proven leadership experience, not only in his roles in senior executive positions at both B&C Associates, Inc. and Phoenix One Enterprises, Inc., but also in his ability to counsel members of management at top companies across a broad range of industries on effective leadership.

•	Expertise. In addition to his proven leadership ability and management skills, Dr. Jones also has vast experience working in marketing, communications strategies, business development, crisis management and corporate social responsibility.

•	Unique Perspective. Dr. Jones’ merit to Piedmont is demonstrated by his years of service as a senior officer in the United States Air Force, his desire to continue his education in philosophy and leadership and his receipt of the National NAACP Roy Wilkins Meritorious Service Award, which is given to U.S. military members who distinguish themselves by contributing to military equal opportunity policies and programs.

Ms. Vicki McElreath

Independent

Director since: 2006

Age 65

Audit Committee (Chair); Benefits Committee

Ms. McElreath served as the Managing Partner of PricewaterhouseCoopers LLP (PwC) in the Carolinas from 1999 until her retirement in June 2006. She joined Price Waterhouse, one of the predecessor firms of PwC, in 1979 and was admitted to the partnership in 1990. Ms. McElreath is a Certified Public Accountant (inactive) and graduated summa cum laude from Georgia State University with a bachelor’s degree in business administration, majoring in accounting. She has been a director of RBC Bank (Georgia), a subsidiary of The Royal Bank of Canada, since March 2012, and serves as Chair of its Audit Committee and previously chaired its Risk Committee. She previously served as a director of RBC Bank, a former subsidiary of The Royal Bank of Canada, where she chaired its Audit Committee and served on its Trust and Compliance Committees. In 2014, Ms. McElreath was appointed to the Board of Directors of Hatteras Financial Corp., a publicly-traded real estate investment trust headquartered in Winston Salem, North Carolina, and serves on its Audit Committee.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Ms. McElreath brings to the Piedmont Board her wealth of leadership and operational experience as a partner at PwC for 16 years and Managing Partner in the Carolinas for seven years, and as a director of regulated for-profit entities headquartered in North Carolina and Georgia.

•	Expertise. While a Certified Public Accountant and auditor with a major international accounting firm for more than 25 years, Ms. McElreath gained experience dealing with complex accounting principles and judgments, internal controls, financial reporting rules and regulations and evaluating the financial results and financial reporting processes of large public companies such as Piedmont. This experience makes Ms. McElreath well qualified to chair Piedmont’s Audit Committee, on which she serves as one of the Committee’s two designated Audit Committee Financial Experts. She also brings to the Board valuable risk management expertise developed from her audit and board experience with companies having complex risk management practices, including as past chair of the Risk Committee of RBC Bank (Georgia),

•	Unique Perspective. Ms. McElreath’s service on the boards of various private entities and not-for-profit organizations in Georgia provides local perspective to the Company’s business venture in the Georgia market.

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Mr. Thomas E. Skains

Director since: 2002

Age: 58

Mr. Skains has served as Chairman of Piedmont’s Board of Directors since December 2003, as its Chief Executive Officer since February 2003 and as its President since February 2002. Previously, he served as Chief Operating Officer of Piedmont from February 2002 to February 2003. From 1995 to 2002, he served as Senior Vice President—Marketing and Supply Services and directed Piedmont’s commercial natural gas activities. Before joining Piedmont, Mr. Skains held positions of increasing responsibility with Transcontinental Gas Pipe Line Corporation (Transco). He joined Transco in 1981 as an attorney and served as corporate and senior attorney before being named Vice President in 1986 and Senior Vice President—Transportation and Customer Services in 1989. He holds a bachelor’s degree in business administration from Sam Houston State University and a J.D. degree from the University of Houston Law School. Mr. Skains currently serves as a director of BB&T Corporation (since 2009; chairs its Risk Committee and serves on its Executive Committee, and previously chaired its Nominating and Corporate Governance Committee) and its subsidiary Branch Banking and Trust Company (since 2013; chairs its Risk Committee and serves on its Executive Committee). Mr. Skains serves as the 2015 Chair of the Charlotte Chamber of Commerce Board of Directors (director since 2013) and as a member of the Executive Committee. He also currently serves on the boards of several industry and community organizations, including the American Gas Association (serving as Chairman in 2009), the Southern Gas Association (serving as Chairman in 2006), the American Gas Foundation (a not-for-profit energy research group) and the Gas Technology Institute (a not-for-profit research, development and training organization).

Qualifications, Experience, Key Attributes and Skills

•	Leadership. As Chairman, President and Chief Executive Officer of the Company for the past 11 years, Mr. Skains has developed strong executive leadership and strategic management skills. Mr. Skains has been actively involved throughout his career in leadership positions with a number of industry and community-based organizations, further providing him with a valuable perspective on the complexities, challenges and opportunities facing the natural gas industry and of the communities the Company serves. In 2014 Mr. Skains received the American Gas Association 2014 Distinguished Service Award.

•	Expertise. Mr. Skains brings to the Board extensive knowledge of all aspects of the Company’s business and the natural gas industry gained from his 19-year tenure at Piedmont and over 33 years of experience in the industry.

•	Unique Perspective. Mr. Skains is able to use his legal training and experience as a corporate energy attorney to provide insight on legal and regulatory compliance matters and contribute to corporate governance matters.

Mr. Phillip D. Wright

Independent

Director since: 2012

Age 59

Compensation Committee; Finance and Enterprise Risk Committee

From January 2011 until his retirement in April 2012, Mr. Wright served as Senior Vice President of Corporate Development for the Williams Companies, one of the largest energy infrastructure providers in North America., He served as President of Williams’ Gas Pipeline business from January 2005 to January 2011, Chief Operating Officer of Williams Pipeline Partners L.P. (natural gas transportation and storage) from January 2008 to January 2011 and Senior Vice President and Chief Restructuring Officer of Williams from September 2002 to January 2005. He has served as president, chief executive officer or chief operating officer of several of Williams’ subsidiaries and held numerous other senior management positions at Williams as well as at Conoco Inc., including in the areas of upstream and downstream energy services, marketing, trading, operations and specialty products. Mr. Wright earned his bachelor’s degree in civil engineering from Oklahoma State University in 1977. Mr. Wright has been a director of Aegion Inc., a global infrastructure protection and rehabilitation company, since 2011 where he serves on its Strategic Planning and Finance Committee and its Compensation Committee. Mr. Wright served as chairman of both the Interstate Natural Gas Association of America and the Association of Oil Pipelines and has served on the board of the Southern Gas Association.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. Mr. Wright has held senior leadership positions for over 25 years and as a result brings to the Board well-honed strategic management, operational and interpersonal skills. His experience leading energy infrastructure concerns as well as master limited partnerships provides the Board with a valuable perspective on organizational structures.

•	Expertise. Mr. Wright has been involved in the natural gas, petroleum and petrochemical industry for more than 35 years. He brings to the Board invaluable experience and expertise in the strategic, marketing, operating and financial aspects of a wide range of natural gas operations, both regulated and unregulated, including interstate pipelines, exploration and production, natural gas gathering and processing, natural gas liquids transportation, storage and fractionation, energy commodity and derivatives trading. His engineering expertise is especially valuable to the Company as it continues its significant pipeline system integrity and expansion work.

•	Unique Perspective. As an engineer, Mr. Wright provides the Board with insight into and understanding of the technical aspects of Piedmont’s business. His deep involvement in many aspects of the natural gas and broader energy industry, and his experience and relationships with companies involved in the natural gas value stream from production to final use is valuable to the Company in its operations and as it seeks opportunities for growth.

Mr. Aubrey B. Harwell, Jr., a director of the Company since 2002, will be retiring at the 2015 Annual Meeting. We are grateful to Mr. Harwell for his 13 years of dedicated service to the Company and for his wise counsel, insights, loyalty and leadership.

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Director Independence and Related Person Transactions

Independence

After consideration of all relevant facts and circumstances and the criteria described below, the Board determined that all persons who served as non-management directors in fiscal year 2014 and all nominees for director at the Annual Meeting are (or during their tenure were) independent: E. James Burton, Malcolm E. Everett III, John W. Harris, Aubrey B. Harwell, Jr., Frank B. Holding, Jr., Frankie T. Jones, Sr., Vicki McElreath, Jo Anne Sanford, Minor M. Shaw, Muriel W. Sheubrooks, David E. Shi, Michael C. Tarwater and Phillip D. Wright.

The Board determines independence of each director annually at the time that nominees for director are approved for inclusion in the Company’s annual proxy statement (typically in December), or at such time as a director joins the Board if other than at an annual shareholders meeting. A determination of independence is based on satisfaction of the independence criteria of Section 303A of the New York Stock Exchange Listed Company Manual, the applicable rules of the SEC, including an affirmative determination that the director has no material relationships with the Company, and Categorical Standards of Director Independence adopted by the Board, which are set forth in the Corporate Governance Guidelines in the “For Investors — Corporate Governance” section of the Company’s website at www.piedmontng.com. Additionally, the Board determines annually and at such time that a director is appointed to the Compensation Committee that the members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and IRS Regulation § 1.162-27, and qualify as a “Non-Employee Directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Mr. Harris retired from the Board in March 2014. As part of the Board’s independence determination with respect to Mr. Harris during his tenure in 2014, the Board considered Mr. Harris’s position as President and Chief Executive Officer of Lincoln Harris, LLC, which is the property manager and agent for the owner of the building where the Company leases its corporate headquarters space. The owner of the building is not affiliated with the Company, Lincoln Harris, LLC or Mr. Harris. In addition, the Company has no control over the owner’s choice of property manager and is bound by its lease obligations to the owner regardless of who serves as property manager. The Company makes its lease payments to the owner and does not make any payments to the property manager. The Board also considered the representation of the Company by Lincoln Harris, LLC in negotiating a lease for a portion of a floor in its corporate headquarters, for which Lincoln Harris, LLC received a commission from the building’s owner and not from the Company. The Board concluded that Mr. Harris did not have a material interest in the transactions and that they did not cause Mr. Harris to have a material relationship with the Company.

Related Person Transactions

The Company’s policy for the review and approval of related person transactions is set forth in its Corporate Governance Guidelines. The Directors and Corporate Governance Committee is charged with reviewing and, if in the best interests of the Company, approving all transactions, arrangements and relationships in which the Company is or will be a participant and in which any director, nominee for director, executive officer, person known by the Company to beneficially own more than 5% of the Company’s Common Stock or any immediate family member of the foregoing, has or will have a material interest. “Related person transactions” include those relationships described in the Categorical Standards of Director Independence as well as those described in Item 404(a) of Regulation S-K of the SEC, as in effect from time to time. Each director and executive officer is required to promptly bring to the attention of the Directors and Corporate Governance Committee any related person transactions involving the director or executive officer, to the extent practicable prior to entering into the transaction, so that the Committee can determine whether to approve the transaction. The Directors and Corporate Governance Committee is responsible for reviewing all potential related person transactions annually and as they are brought to the attention of the Committee. The Directors and Corporate Governance Committee reviews each related person transaction and determines if it is in the best interests of the Company based on its consideration of all relevant factors, including but not limited to:

•	The related person’s relationship to the Company and interest in the transaction;

•	The material facts relating to the transaction, including the nature and size of the transaction;

•	The benefits to the Company of the transaction;

•	Whether the transaction involves the provision of goods or services to the Company that are available from unrelated third parties, and if so, whether the transaction is on terms that are comparable to the terms available from unrelated third parties, including the speed, quality and certainty of performance of such third parties;

•	Whether the transaction would influence the director’s or officer’s ability to act in the best interests of the Company, its customers or its shareholders;

•	Whether the transaction would result or may appear to result in improper benefits for the director, officer or a family member; and

•	In the case of directors, whether the transaction would impair the independence of the director.

The Directors and Corporate Governance Committee approves potential related person transactions only if the transaction is in the best interests of the Company. If a potential related person transaction involving an independent director implicates any of the Company’s independence standards, the transaction, if approved by the Directors and Corporate Governance Committee, must also be reviewed by the full Board of Directors. A director involved in the potential related person transaction may not participate in the review or approval of such transaction.

The Company has in place the following additional processes for identifying and reviewing potential related person transactions:

•	The Company’s Code of Ethics and Business Standards requires directors and employees, including all executive officers, to avoid conflicts of interest and requires them to disclose transactions that are potential conflicts of interest to the Chief Compliance Officer or to the employee’s

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supervisor. Any such transactions involving directors and executive officers that are potential related person transactions are reviewed by, and subject to the approval of, the Directors and Corporate Governance Committee based on the standards set forth above. Any noncompliance with the Company’s conflict of interest standard is reported by the Chief Compliance Officer to the Audit Committee.

•	The Code of Ethics and Business Standards also requires the Company’s principal executive officer, principal financial officer, principal accounting officer or controller (or any person performing similar functions) to report any material relationship or transaction that reasonably could be expected to give rise to a conflict of interest to the Audit Committee Chair as soon as the officer is aware of any such relationship or transaction, and to consult the Audit Committee Chair if the officer is unsure whether or not the relationship or transaction implicates a conflict of interest.

•	To identify potential related person transactions, the Company requires each of its directors and executive officers to complete annually, and update as necessary, a comprehensive questionnaire in which they are required to disclose any such transactions with the Company in which the director, executive officer or any of their immediate family members have an interest. Any transactions disclosed in their answers to these questionnaires are reviewed by the Directors and Corporate Governance Committee based on the standards set forth above.

Based on the information presented to it, the Directors and Corporate Governance Committee determined that no related person transactions occurred or were proposed since the beginning of fiscal year 2014. Among other transactions, it considered Thomas E. Skains’ position as a director of BB&T Corporation and of its subsidiary Branch Banking and Trust Company, and the relationship those companies and their subsidiaries have with the Company. Branch Banking and Trust Company is a lender under the Company’s amended and restated senior revolving credit agreement and provides merchant banking services to the Company. Mr. Skains defers to the Company’s Chief Financial Officer and the Treasurer in the selection of financing and banking relationships.

Board Leadership Structure and Independent Lead Director

The Board is currently led by the Company’s Chairman and Chief Executive Officer (“CEO”) and an Independent Lead Director. On March 6, 2014, the Board re-appointed Thomas E. Skains, the Company’s CEO, as Chairman of the Board. The Chairman of the Board presides at all meetings of the Board (but not at its executive sessions) and exercises and performs such other powers and duties as may be assigned to him from time to time by the Board or prescribed by the Company’s Amended and Restated Bylaws.

The Board has no set policy on whether it should be led by a Chairman who is also the CEO, but rather considers periodically whether combining the role of Chairman and CEO continues to be appropriate and in the best interests of the shareholders. At this time, the Board is committed to the combined role given the specific circumstances of the Company, the unique and changing environment facing natural gas distribution companies, the highly regulated industry in which the Company operates and the current CEO’s deep knowledge of the energy industry and Company strategy. Specifically, the Board believes that Mr. Skains, with over 33 years of experience in the natural gas industry, is in the best position to lead most effectively in the role of Chairman of the Board. In addition, given the complexity of our business, the Board believes that having a Chairman who also serves as the CEO allows timely communication with the Board on Company strategy and critical business issues, better facilitates bringing key strategic and business issues and risks to the Board’s attention, avoids ambiguity in leadership within the Company, provides a unified leadership voice externally and clarifies accountability for decisions and initiatives. The Board will continue to assess whether this leadership structure is appropriate and will adjust as necessary.

Given the combined role of Chairman and CEO, the Board strongly believes that it is in the best interest of the Company and its shareholders to have a strong independent lead director (“Independent Lead Director”). The Independent Lead Director has specific responsibilities, which are set forth in the Company’s Corporate Governance Guidelines, including the right to convene the Board at any time. The Independent Lead Director chairs all executive sessions of the Board of Directors meetings and all Board meetings or portions of meetings where the Chairman is absent, including all executive sessions of non-management directors. The Independent Lead Director has access to any information he/she deems necessary to fulfill the roles and responsibilities of the position. He/she also consults with the CEO on business issues and approves the annual calendar and agendas for all meetings of the Board and its committees. Additionally, the Independent Lead Director consults with the CEO on matters of corporate governance and maintains close contact with the chairpersons of each standing Board committee. On March 6, 2014, the Board re-appointed Malcolm E. Everett III as Independent Lead Director.

Executive Sessions of Board of Directors Meetings

Executive sessions of the Board that are attended only by non-management directors are held at each Board meeting, including each Board meeting during the 2014 fiscal year, and at such other times as may be requested by any director. If any non-management director is deemed to not be independent, an executive session of all independent directors is also held at least once per year.

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Committees of the Board

The Board of Directors has the five standing committees described below. Each committee has a written charter adopted by the Board that can be found as part of the Corporate Governance Guidelines in the “For Investors — Corporate Governance” section of the Company’s website at www.piedmontng.com and is available in hardcopy to any shareholder who requests it.

Audit Committee

Members – All Independent

Vicki McElreath (Chair)
E. James Burton
Frank B. Holding, Jr.
Minor M. Shaw

Muriel W. Sheubrooks (until March 2014)

The Board has determined that:

• Each member of the Audit Committee is (or during her tenure was) financially literate as defined by the listing standards of the New York Stock Exchange.

• Each member of the Audit Committee is (or during her tenure was) independent as such term is defined under Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

• Dr. Burton and Ms. McElreath each qualifies as an “audit committee financial expert” as defined by regulations adopted by the SEC. Dr. Burton is the former Dean of the Jennings A. Jones College of Business at Middle Tennessee State University. He has a Ph.D. in Accountancy, has more than 25 years’ experience as a Certified Public Accountant (now inactive) and more than 15 years’ experience as a Certified Fraud Examiner (now inactive). Ms. McElreath had more than 25 years of experience as a Certified Public Accountant (now inactive) and auditor with PricewaterhouseCoopers until her retirement in 2006, at which time she was the Managing Partner for the Carolinas.

Met 5 times in fiscal year 2014

Committee Responsibilities

• Serves as an independent and objective body to monitor, assess and assist with Board oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function.

• Oversees the audit and other services of the Company’s independent registered public accounting firm and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

• Provides an open avenue of communication among the Company’s independent registered public accounting firm, accountants, financial and senior management, internal audit department and the Board.

• Oversees the management of risks or exposures relating to the areas for which the Committee has oversight responsibility.

Benefits Committee

Members – All Independent

Muriel W. Sheubrooks (Chair)(until March 2014)
David E. Shi (Chair since March 2014)
Frankie T. Jones, Sr.

Vicki McElreath
Michael C. Tarwater

Met 2 times in fiscal year 2014

Committee Responsibilities

• Oversees the operation and administration of all broad-based employee health and welfare and retirement plans sponsored by the Company.

• Oversees the management of risks or exposures relating to the areas for which the Committee has oversight responsibility.

Compensation Committee

Members – All Independent

Frank B. Holding, Jr. (Chair)
Malcolm E. Everett III
Aubrey B. Harwell, Jr.
Minor M. Shaw
Phillip D. Wright

The Board has determined that each member of the Compensation Committee:

• Meets the criteria for “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended and IRS Regulation §1.162-27.

• Meets the “Non-Employee Director” requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

• Meets the compensation committee independence standards under the listing standards of the New York Stock Exchange.

Met 3 times in fiscal year 2014

Committee Responsibilities

• Oversees compensation policies and programs.

• Approves the salaries and other compensation of officers.

• Determines terms and provisions of all awards under the Company’s STIP and MVP plans and the LTIP and any other equity-based plan.

• Reviews executive development and management succession plans.

• Reviews and approves performance goals for the CEO and his direct officer reports.

• Oversees the management of risks or exposures relating to the areas for which the Committee has oversight responsibility.

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Directors and Corporate Governance Committee

Members – All Independent

Aubrey B. Harwell, Jr. (Chair)
Malcolm E. Everett III
John W. Harris (until March 2014)
Jo Anne Sanford (since July 2014)
David E. Shi

Michael C. Tarwater

Met 5 times in fiscal year 2014

Committee Responsibilities

• Reviews and articulates the governance structure of the Board and the Company’s position and practices on significant issues of corporate and public responsibility.

• Determines the composition of Board committees.

• Recommends to the Board nominees to fill vacancies on the Board as they occur.

• Recommends candidates for election as directors at annual meetings of shareholders.

• Oversees the management of risks or exposures relating to the areas for which the Committee has oversight responsibility.

Finance and Enterprise Risk Committee

Members – All Independent

John W. Harris (Chair)(until March 2014)
E. James Burton (Chair since March 2014)
Frankie T. Jones, Sr.
Jo Anne Sanford (since July 2014)
Phillip D. Wright

Met 3 times in fiscal year 2014

Committee Responsibilities

• Reviews the financial condition of the Company.

• Makes recommendations to the Board with respect to the Company’s capital budget and financing needs.

• Oversees the administration and execution of the Company’s Enterprise Risk Management program, and reviews alignment of the Company’s risk appetite with its strategic plan.

• Oversees the management of risks or exposures relating to the areas for which the Committee has oversight responsibility and management-identified risks for which other Committees do not have specific oversight

Compensation Committee Interlocks and Insider Participation

The following directors were members of the Company’s Compensation Committee in fiscal year 2014: Frank B. Holding, Jr., Malcolm E. Everett III, Aubrey B. Harwell, Jr., Minor M. Shaw and Phillip D. Wright. None of these individuals has ever been an officer or employee of the Company. During fiscal 2014, no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or the Board.

Board Role in Risk Oversight

Enterprise Risk Management Program

The Company has an enterprise risk management program (“ERM program”) to identify risks across the Company, assess their likelihood and potential impact and develop and monitor strategies to manage them. The ERM program also encompasses crisis management and business continuity planning. The goal of the Company’s ERM program is to maintain a high level of awareness and control over the operational, financial, market, commercial, regulatory, reputational and strategic risks that could adversely affect achievement of the Company’s business objectives.

The ERM program is administered by the Company’s Risk Management Department under the leadership of the Company’s Chief Risk Officer (“CRO”). A critical component of the ERM program is the Company’s “risk management framework,” a set of best practices, procedures and systems for identifying, assessing and managing risks that includes a clear assignment of responsibilities for ongoing monitoring of risk mitigation controls and procedures. Although the CRO is responsible for maintaining and continually updating the Company’s risk management framework, the Company’s policy is that risk management should be integrated into all management processes.

In 2014 the ERM program introduced a “risk appetite” process establishing the Company’s tolerance for its major risk exposures aligned with the Company’s strategic plan. The Company’s risk appetite, which was approved by the Board, is measured against Board-approved metrics quarterly and reported to the Finance and Risk Enterprise Committee. Each of the Company’s business units is responsible for operating within the risk appetite limits, addressing any deviation from those limits, monitoring risk appetite metrics and implementing and monitoring controls and procedures to mitigate identified risks. A risk management advisory committee composed of key employees from a cross section of the Company’s business units and functions, the Company’s internal audit staff and the internal control over financial reporting staff also play important roles in identifying and assessing Piedmont’s risks or exposures.

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Board and Committee Oversight of Risk

The Board of Directors as a whole is responsible for overseeing and reviewing with management the ERM program, including the actions taken to identify, assess and mitigate risks. The CRO or Chief Financial Officer makes a formal presentation each year to the full Board about the Risk Management Department’s annual enterprise wide risk assessment. During that presentation, the full Board has the opportunity to question management about the effectiveness of the ERM program, the elements of the risk management framework, emerging risks and specific risk mitigation strategies management has implemented. The CRO and other members of management also regularly update the Board on specific risks and mitigation strategies in the course of the Board’s review of the annual corporate capital and operating budgets, corporate strategy, new business opportunities and other matters coming before the Board and its committees.

In June 2014, the Board expanded the Finance Committee’s function to include assisting the Board in its oversight of the Company’s risk management efforts, and renamed the committee the Finance and Enterprise Risk Committee. The Finance and Enterprise Risk Committee receives updates from the CRO on a quarterly basis and is responsible for reviewing Company-wide critical risks in light of the Company’s risk appetite. Each other Board committee is responsible for oversight of risks relevant to its area of responsibility and the steps management has taken to monitor and control such risks, and for communicating those risks to the Finance and Enterprise Risk Committee. The structure of risk oversight by the Board allows each director to be involved in risk oversight and allows the Board as a whole to understand how risk management is integrated into the Company’s operations and strategy.

Committee	Primary Area of Risk Oversight
Audit Committee	The Audit Committee oversees financial risks, including financial statement risks. The Audit Committee also oversees legal and compliance risks.
Benefits Committee	The Benefits Committee oversees risks relating to the operation and administration of all broad-based employee health and welfare and retirement benefit plans sponsored by the Company, including determining whether the named fiduciaries of those plans are acting prudently as to plan assets and plan administration.
Compensation Committee	The Compensation Committee oversees risks relating to the Company’s compensation practices (see “Executive Compensation — Compensation Discussion and Analysis — Compensation Risk Assessment” on page 51) and management succession planning.
Directors and Corporate Governance Committee	The Directors and Corporate Governance Committee oversees risks relating to corporate governance, director succession and issues of public responsibility affecting the Company.
Finance and Enterprise Risk Committee	The Finance and Enterprise Risk Committee has oversight of the administration and execution of the ERM program, including the risk appetite monitoring process, reviews alignment of the Company’s risk appetite with its strategic plan, and oversees risks relating to the Company’s capital budgeting process, capital structure, corporate financings and insurance as well as management-identified risk subtopics for which other Board Committees do not have specific oversight.

Attendance at Annual Shareholders Meeting and Board and Committee Meetings

The Board has a policy that all directors should attend each shareholder and Board meeting and each meeting of each Board committee on which they serve unless there are extenuating circumstances preventing such attendance. All directors attended the 2014 annual meeting of shareholders.

The following table details the attendance of each director at the meetings of the Board and at the meetings of the Board committees on which they served in fiscal year 2014.

Director	Board Meetings Scheduled	Board Meetings Attended	Committee Meetings Scheduled	Committee Meetings Attended
E. James Burton	6	6	8	8
Malcolm E. Everett III	6	6	8	8
Aubrey B. Harwell, Jr.	6	6	8	8
Frank B. Holding, Jr.	6	5	8	8
Frankie T. Jones, Sr.	6	6	5	5
Vicki McElreath	6	6	7	7
Jo Anne Sanford(1)	3	3	3	3
Minor M. Shaw	6	6	8	8
David E. Shi	6	6	7	7
Thomas E. Skains	6	6	--(2)	--(2)
Michael C. Tarwater	6	6	7	7
Phillip D. Wright	6	6	6	6
(1)	Ms. Sanford became a director effective July 1, 2014.
(2)	Mr. Skains is not a member of any Board Committee, but attended all of the 18 scheduled committee meetings, recusing himself as appropriate.

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Director Compensation

Non-management director compensation is approved by the full Board based on recommendations by Hay Group, Inc. (“Hay Group”), the Directors and Corporate Governance Committee’s consultant for director compensation. At the direction of the Directors and Corporate Governance Committee, Hay Group annually analyzes the competitive position of the Company’s director compensation program against the peer group used for executive compensation purposes (see “Compensation Discussion and Analysis – Market Benchmarking” on page 42 for information about the peer group). Total non-management director compensation is targeted at the median of peer group total director compensation.

Hay Group’s analysis in June 2013 showed that overall compensation for non-management directors was below the peer group average and median. The annual retainer and annual equity grant components were significantly below peer group average and median, while the meeting fee component was above the peer group average and median. Annual fees for the chairs of the Audit Committee and Compensation Committee were also found to be below peer average and median. As a result, Hay Group recommended changes to the director compensation package for fiscal 2014 to modify elements with significant deviation from peer average and median and to achieve an overall compensation structure in line with the median of the peer group. The Board of Directors approved these changes as well as an increase in the Independent Lead Director annual retainer, which Hay Group’s analysis showed was at the peer group median but below the peer group average. The changes are shown below:

Compensation Component	Fiscal 2013 Amount(1)	Fiscal 2014 Amount(1)
Annual Board Retainer	$45,000	$60,000
Board meeting fees (per meeting)	$1,500	$1,500
Committee meeting fees (per meeting)	$1,500	$1,500
Additional Annual Retainer – Independent Lead Director	$15,000	$17,500
Additional Annual Retainer – Committee Chair
Audit Committee Chair	$10,000	$15,000
Benefits Committee Chair	$5,000	$5,000
Compensation Committee Chair	$9,375	$9,375
Directors and Corporate Governance Committee Chair	$9,375	$9,375
Finance Committee Chair	$5,000	$5,000
Annual Equity Grant (required to be invested in Common Stock)	$55,000	$75,000
New Director Initial Grant, payable upon effective date of service (required to be invested in Common Stock)	$15,500	$15,500
% match for retainer and meeting fees if a director elects to invest all of his or her retainers and meeting fees in Common Stock through the Company’s Dividend Reinvestment and Stock Purchase Plan(2)	25%	25%
Charitable Contribution Match	up to $2,500	up to $2,500
(1)	Inclusive of 25% stock match for retainer and meeting fees.
(2)	All directors made this election for fiscal years 2013 and 2014.

The stock match described above is an important component of the director compensation package, better aligning directors’ interests with those of the Company’s shareholders. All amounts earned by directors as fees, retainers and grants in fiscal year 2014 were invested in Common Stock through cash contributions by the Company to the directors’ Dividend Reinvestment and Stock Purchase Plan accounts.

Four of the Company’s directors who served in fiscal 2014 (Mr. Everett, Mr. Harris, Mr. Harwell and Ms. Sheubrooks) are eligible to receive retirement and change-in-control benefits pursuant to a Director Retirement Benefits Agreement, which applies to non-employee directors first elected to the Board on or before August 20, 2003. These retirement benefits will be payable to those directors upon retirement from the Board if at the time of retirement the director is age 72 (the Company’s mandatory director retirement age) or has served on the Board at least ten continuous years.

The annual retirement benefit, paid in monthly installments, is equal to the annual cash retainer in effect at the time of the director’s retirement and is paid for the life of the director. Should such a director die before receiving the benefit for ten years, the retirement benefit would be paid to the director’s designated beneficiaries for the remaining portion of the ten-year period. In the event of a Change in Control (as defined in the agreement) during the director’s tenure, these directors are entitled to receive a lump sum cash amount equal to 150% of the net present value of the retirement benefits the director would have received had the director retired on the date immediately preceding the Change in Control, regardless of the number of years served. In fiscal 2014, Mr. Harris and Ms. Sheubrooks retired and began receiving the annual retirement benefit. The Company also makes medical insurance available for directors first elected on or before August 20, 2003, though this benefit is not being used by any current director.

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The following table shows compensation earned by the non-management directors for the fiscal year ended October 31, 2014.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
E. James Burton	$143,800	--	--	--	--	$18,325	$162,125
Malcolm E. Everett III	$152,600	--	--	--	$201,660	$20,400	$374,660
John W. Harris(5)	$24,800	--	--	--	$366,480	$35,200	$426,480
Aubrey B. Harwell, Jr.	$146,100	--	--	--	$222,054	$17,775	$385,929
Frank B. Holding, Jr.	$146,100	--	--	--	--	$17,775	$163,875
Frankie T. Jones, Sr.	$136,200	--	--	--	--	$16,800	$153,000
Vicki McElreath	$150,600	--	--	--	--	$18,900	$169,500
Jo Anne Sanford	$38,700	--	--	--	--	$8,300	$47,000
Minor M. Shaw	$139,800	--	--	--	--	$18,450	$158,250
Muriel W. Sheubrooks(6)	$24,800	--	--	--	$150,900	$35,218	$210,918
David E. Shi	$141,400	--	--	--	--	$19,100	$160,500
Michael C. Tarwater	$152,900	--	--	--	--	$18,100	$171,000
Phillip D. Wright	$137,400	--	--	--	--	$16,600	$154,000
(1)	Mr. Skains is not included in this table because, as CEO, he is an employee of the Company and thus receives no additional compensation for his service as a director. The compensation received by Mr. Skains is shown in the Summary Compensation Table in “Executive Compensation — Executive Officer Compensation Disclosure Tables.”
(2)	This amount includes retainers and meeting fees. All directors elected to invest these amounts in Common Stock through the Company’s Dividend Reinvestment and Stock Purchase Plan. As a result, the Company provided a 25% match of these amounts, paid by the Company in the form of cash contributions to the directors’ Dividend Reinvestment and Stock Purchase Plan accounts. (The match is included in the “All Other Compensation” column.) This amount also includes the annual grant, and in the case of Ms. Sanford and Mr. Tarwater the new director initial grant, that was paid by the Company in the form of cash that is required to be invested in Common Stock through the directors’ Dividend Reinvestment and Stock Purchase Plan accounts.
(3)	Mr. Everett, Mr. Harris, Mr. Harwell and Ms. Sheubrooks are entitled to receive pension benefits under the Director Retirement Benefits Agreement. These amounts represent the increase from October 31, 2013 to October 31, 2014 in the actuarial present value of the director’s accumulated benefit under the Director Retirement Benefits Agreement.
(4)	This column includes (i) charitable contributions by directors that were matched by the Company, (ii) a reimbursement for future tax liability on medical premiums for Ms. Sheubrooks of $1,018, (iii) $28,000 in aggregate retirement benefits received by each of Mr. Harris and Ms. Sheubrooks following their retirement from the Board of Directors pursuant to the Director Retirement Benefits Agreement, and (iv) the 25% match described in footnote 2 to this table that was paid to directors in the form of cash contributions to the directors’ Dividend Reinvestment and Stock Purchase Plan accounts (which is invested in Common Stock), in the following amounts:
Dr. Burton	$17,200
Mr. Everett	$19,400
Mr. Harris	$6,200
Mr. Harwell	$17,775
Mr. Holding	$17,775
Dr. Jones	$15,300
Ms. McElreath	$18,900
Ms. Sanford	$5,800
Ms. Shaw	$16,200
Ms. Sheubrooks	$6,200
Dr. Shi	$16,600
Mr. Tarwater	$15,600
Mr. Wright	$15,600
(5)	Mr. Harris retired from the Board effective March 25, 2014.
(6)	Ms. Sheubrooks retired from the Board effective March 6, 2014.

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Director Stock Ownership Guidelines

The Board strongly advocates director stock ownership as a means to better align director interests with those of shareholders. The Board has adopted director stock ownership guidelines that require all directors to own Common Stock with a market value of at least ten times their annual cash retainer (exclusive of the 25% stock match) within five years after their election as a director. All directors have exceeded this level as of December 17, 2014, as shown below, other than Mr. Tarwater, who became a director effective November 1, 2013, and Ms. Sanford, who became a director effective July 1, 2014. See “Security Ownership of Management and Certain Beneficial Owners” on page 36 for details about each director’s stock ownership as of December 17, 2014.

DIRECTOR OWNERSHIP OF COMPANY STOCK

(1)	Based on closing price of Piedmont common stock on December 17, 2014. Fiscal 2014 annual cash retainer was $48,000.
(2)	Ms. Sanford became a director effective July 1, 2014.
(3)	Mr. Skains, as CEO, is required to own stock equal in value to five times his base salary.
(4)	Mr. Tarwater became a director effective November 1, 2013.

Hedging and Pledging Company Securities

Under the Company’s Insider Trading Policy, no employee or member of the Board of Directors is permitted to engage in transactions in financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities, or other speculative transactions involving Company securities such as short sales. Members of management who are eligible for Long-Term Incentive Plan awards and members of the Board of Directors are also prohibited from pledging Company securities as collateral with a limited exception that balances the need to avoid transactions that are misaligned with the best interests of shareholders with personal financial planning needs. This exception allows pledges of securities only in an amount that is in excess of the sum of (x) the individual’s targeted share ownership requirement plus (y) 25% of that amount, and only upon prior written consent of the Chief Compliance Officer and the Senior Vice President – Chief Administrative Officer (or in the case of a Board member, the Directors and Corporate Governance Committee) as well as a certification by that individual as to his or her financial capacity to repay the loan without selling the pledged securities. In fiscal 2014, no person covered by the pledging restriction pledged any Company securities.

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Service on Other Boards of Directors of Publicly Held Companies

The Company maintains a policy that non-management directors generally may not serve on more than three boards of directors of other publicly traded companies (in addition to that of the Company). If a director seeks to serve on more than three such boards, the director must obtain the approval of the Directors and Corporate Governance Committee. Members of the Audit Committee generally must not serve on more than two publicly traded company audit committees simultaneously (including that of the Company). If a director seeks to serve on more than two publicly traded company audit committees, the director must obtain approval from the Directors and Corporate Governance Committee. If the CEO seeks to serve on the boards of more than two other publicly traded companies (in addition to the Board of the Company), the CEO must obtain approval from the Directors and Corporate Governance Committee. At its discretion, the Directors and Corporate Governance Committee may refer the request for approval of additional Board service to the full Board of Directors. All directors are in compliance with this policy.

Resignation Policy

The Board has adopted a policy that requires a director to offer his or her resignation in the event of any significant change in personal or professional circumstances that would reasonably cause a re-examination of the director’s continued membership on the Board. Changes that might necessitate an offer of resignation may include such events as retirement or a change in principal job responsibilities, permanent residence relocation to a community different than that at the time of election or other significant situation. A director who experiences a significant change in personal or professional circumstances will not necessarily be removed from the Board, but the Board will have an opportunity to re-examine the director’s continued Board membership under the circumstances. Following a recommendation by the Directors and Corporate Governance Committee to the Board as to whether an offer of resignation should be accepted or rejected, the Board (excluding the subject director) votes to either accept or reject the letter of resignation, with the status of the director being decided by majority vote.

In addition, the Board has adopted a policy that requires a director to offer his or her resignation in the event he or she receives more “Withhold” votes than “For” votes in an uncontested election. Once tendered, the Directors and Corporate Governance Committee must make a recommendation to the Board as to whether to accept the tendered resignation or take another action, which may include:

•	Rejecting the tendered resignation and addressing the apparent underlying causes of the “Withhold” votes,

•	Deferring consideration of the resignation if the underlying causes of the majority “Withhold” votes can be ascertained and the subject director can cure them within a specified period of time, or

•	Deferring acceptance of the resignation until the vacancy that would be created can be filled.

The Board (excluding the subject director) would then decide on the appropriate course of action as soon as practicable, but in no event later than 120 days following the certification of the shareholder vote. The Directors and Corporate Governance Committee and the Board would base their decisions on the best interests of the Company and its shareholders, considering such relevant factors as:

•	The potential underlying causes of the “Withhold” votes,

•	The length of service, qualifications and special expertise or attributes of the tendering director,

•	The director’s contributions to the Company, and

•	Any non-compliance with stock exchange, securities or other applicable laws, rules, regulations or governing documents that may result from accepting the resignation.

The Company would publicly disclose the Board’s decision within 150 days after the results of the election are certified.

Investor Outreach

The Board appreciates being informed by the shareholders it represents. Any shareholder can contact the Board of Directors, any member of the Board of Directors, including the Independent Lead Director, by writing to them in care of the Company at 4720 Piedmont Row Drive, Charlotte North Carolina 28210, or by sending a written communication to the Corporate Secretary at that address. The Board, through Company management, proactively seeks feedback from its largest investors through its outreach program. Through this program the Company invites its largest institutional shareholders, representing almost 30% of the Company’s outstanding shares, to discuss financial performance, executive compensation and governance matters. In 2014, the participating investors expressed general satisfaction with the Company’s governance practices, though some investors reiterated their general disapproval of supermajority voting thresholds and classified boards. However, the Company submitted proposals to eliminate the Board’s classified structure in 2009 and 2014, and proposals to reduce the supermajority voting thresholds in its Restated Articles of Incorporation and Amended and Restated Bylaws in 2012 and 2014. In each instance, the proposals failed to receive the requisite shareholder approval. The Board considers each year whether to re-propose these changes, and has determined not to do so this year In light of last year’s lack of shareholder support (affirmative vote of 80% of outstanding shares required for each proposal; 59% affirmative votes received for each).

The investor engagement program provides shareholders who have a large investment in the Company with a direct method to learn more about its governance and compensation practices and for the Company and the Board to better understand investors’ perspectives. This informed dialogue leads to better corporate governance with a goal to protect and enhance value for all shareholders. Of course, the Company does not selectively disclose any material, non-public information to shareholders in the engagement program.

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Corporate Governance Guidelines and Code of Ethics and Business Conduct

Sound corporate governance practices are an important part of the Company’s foundation and tradition. The Company’s Corporate Governance Guidelines address such matters as director and Board responsibilities and functions.

The Company has also adopted a Code of Ethics and Business Conduct that applies to the Board of Directors, officers and all Company employees. The Code of Ethics and Business Conduct serves as the code of ethics for the Company’s principal executive officer, principal financial officer and principal accounting officer or controller (or persons performing similar functions) as described in Item 406(b) of Regulation S-K of the SEC. In satisfaction of the disclosure requirements of Item 5.05 of the SEC’s Current Report on Form 8-K, if the Company amends or grants a waiver, including an implicit waiver, from any provision of the Code of Ethics and Business Conduct applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) that relate to any element enumerated in Item 406(b), the Company will disclose the amendment or waiver on the “For Investors — Corporate Governance” section of the Company’s website at www.piedmontng.com within four business days after the amendment or waiver.

The Corporate Governance Guidelines and Code of Ethics and Business Conduct can be found on the Company’s website (www.piedmontng.com) in the “For Investors — Corporate Governance” section. Information contained on the Company’s website is not part of or incorporated by reference into this Proxy Statement.

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AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter that is available as part of the Corporate Governance Guidelines on the “For Investors — Corporate Governance” section of the Company’s website at www.piedmontng.com. The Audit Committee is comprised of four independent directors, all of whom the Board of Directors determined to be financially literate and two of whom the Board of Directors determined to be audit committee financial experts.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the audit process, the financial information that will be provided to shareholders and others, and the systems of internal control over financial reporting that management has established. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm (“Independent Auditor”). In performing these responsibilities, the Audit Committee:

•	evaluates the performance of the Independent Auditor and its lead audit partner, through regular communication, consultation with management, and peer and regulator review;

•	pre-approves all services provided by the Independent Auditor;

•	is directly involved in negotiating the Independent Auditor’s annual base audit fee and approves all other fees;

•	assists in evaluating candidates for lead audit partner when rotation is required; and

•	evaluates the independence of the Independent Auditor.

The Audit Committee is also responsible for oversight of the internal audit function, of compliance with the Company’s Code of Business Conduct and Ethics, of legal and regulatory matters that may have an impact on the Company’s financial statements, and of management of risk relating to areas for which the Committee has oversight responsibility.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Deloitte & Touche LLP, the Independent Auditor appointed by the Audit Committee for the fiscal year ended October 31, 2014, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended October 31, 2014, and Deloitte & Touche LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed under the applicable Public Company Accounting Oversight Board standards. In addition, the Audit Committee has discussed various matters with Deloitte & Touche LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices, critical accounting estimates, internal control-related matters and areas of risk identified by Deloitte & Touche LLP.

The Audit Committee has also received and reviewed written disclosures and a letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company and the Company’s management. In addition, the Audit Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the New York Stock Exchange Listing Standards. The Audit Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company’s financial reporting and seeks to limit non-audit fee spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on the audit of the financial statements and internal controls.

Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2014 be included in the Company’s 2014 Annual Report on Form 10-K. This report is provided by the following independent directors, who constitute the committee.

Vicki McElreath, Chair
E. James Burton
Frank B. Holding, Jr.
Minor M. Shaw

December 11, 2014

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PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015

The Board of Directors recommends a vote FOR this proposal.

The Board of Directors concurs with the reappointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2015. Deloitte & Touche LLP has served as the Company’s independent auditors since 1951. Although not required to submit the appointment to the shareholders for ratification, the Board believes it is desirable that an expression of shareholder opinion be solicited and recommends the ratification. If the shareholders do not ratify this appointment, the Audit Committee will consider whether to engage another independent registered public accounting firm.

Deloitte & Touche LLP representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The aggregate fees and reimbursable expenses for professional services provided by Deloitte & Touche LLP that were billed or are to be billed for the fiscal years ended October 31, 2014 and 2013, are:

Fees for Services	2014		2013
Audit Fees	$1,103,000		$1,060,000
Audit-Related Fees	$65,000	(a)	$156,600	(b)
Tax Fees	--		--
All Other Fees	--		--
TOTAL FEES	$1,168,000		$1,216,000
(a)	Consists of services related to the issuance by Deloitte & Touche LLP of comfort and bring-down letters in relation to the Company’s 2014 debt offering and its registration statement on Form S-3, and consultation services.
(b)	Consists of services related to the issuance by Deloitte & Touche LLP of comfort and bring-down letters in relation to the Company’s 2013 debt and equity offerings.

The Audit Committee approves, in advance, all services by the independent registered public accounting firm, whether or not related to the audit. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant such approvals. Services approved by the Chair must be presented to the full Audit Committee for ratification at the next regularly scheduled Audit Committee meeting. All services rendered by the Company’s independent registered public accounting firm during fiscal years 2013 and 2014 were approved in advance.

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EXECUTIVE OFFICERS

The executive officers of the Company and their business experience during the past five years are listed below. Executive officers are appointed to serve until the next annual meeting of the Board of Directors or until their successors are appointed.

Thomas E. Skains—Age 58. Chairman of the Board, President and Chief Executive Officer. Mr. Skains became Chairman of the Board in December 2003 and has been President since February 2002 and Chief Executive Officer since February 2003.

Victor M. Gaglio—Age 58. Senior Vice President and Chief Utility Operations Officer. Mr. Gaglio was appointed to this position in February 2012, when he joined the Company. Mr. Gaglio previously served as Senior Vice President of Operations for NiSource Gas Transmission and Storage from 2005, where he was responsible for Field Operations and Maintenance, Storage, Land Services, and Health, Safety and Environmental programs.

Jane R. Lewis-Raymond—Age 48. Senior Vice President and Chief Legal, Compliance and External Relations Officer. Ms. Lewis Raymond was appointed to this position in March 2014. Prior to this appointment, Ms. Lewis-Raymond served as Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer since 2011. She previously served as Vice President, General Counsel, Corporate Secretary and Chief Ethics and Compliance Officer since joining the Company in April 2006. Prior to joining the Company, Ms. Lewis-Raymond held varying positions of increasing responsibility at the American Gas Association over an 11-year period, most recently as Vice President of Regulatory Affairs.

Karl W. Newlin—Age 46. Senior Vice President and Chief Financial Officer. Mr. Newlin was appointed to this position in November 2011. Prior to this appointment, he served as Senior Vice President-Corporate Planning and Business Development since joining the Company in May 2010. Mr. Newlin previously served as Managing Director, Investment Banking with Merrill Lynch & Co. in New York and Los Angeles since 2007, where he advised energy and utility companies in corporate financing and strategic business transactions.

Kevin M. O’Hara—Age 56. Senior Vice President and Chief Administrative Officer. Mr. O’Hara was appointed to this position in August 2011. Prior to this appointment, Mr. O’Hara was Senior Vice President-Corporate and Community Affairs since April 2006.

Franklin H. Yoho—Age 55. Senior Vice President and Chief Commercial Officer. Mr. Yoho was appointed to this position in August 2011. Prior to this appointment, he served as Senior Vice President–Commercial Operations since March 2002.

David R Carpenter—Age 59. Vice President-Planning and Regulatory Affairs. Mr. Carpenter was appointed to this position in August 2011. Prior to this appointment, he served as Managing Director of Regulatory Affairs since July 2006.

Keith P. Maust—Age 60. Vice President-Gas Supply and Pipeline Services. Mr. Maust was appointed to this position in September 2013. Prior to this appointment Mr. Maust was Managing Director of Gas Supply/Wholesale Marketing/Scheduling since 2006.

Judy Z. Mayo—Age 50. Vice President, Corporate Secretary and Deputy General Counsel. Ms. Mayo was appointed to this position in March 2014. Prior to this appointment, Ms. Mayo served as Managing Director-Deputy General Counsel and Assistant Corporate Secretary since joining the Company in September 2006.

Bradly A. Merlie—Age 55. Vice President-Information Services. Mr. Merlie was appointed to this position in July 2010. Prior to this appointment, Mr. Merlie was Managing Director-Engineering and Operations Services from July 2008, Managing Director-Operations Systems from November 2007 and Director-LNG (liquefied natural gas) Services from July 2007.

Rodney W. Myers—Age 48. Vice President-Engineering and Operations Services. Mr. Myers was appointed to this position in August 2011. Prior to this appointment, Mr. Myers served as Managing Director-Engineering and Operations Services from August 2010 to August 2011, Regional Executive from November 2009 to August 2010 and Managing Director of LNG storage projects from June 2008 to November 2009.

Robert O. Pritchard—Age 62. Vice President-Treasurer and Chief Risk Officer. Mr. Pritchard was appointed to this position in July 2006.

Jose M. Simon—Age 62. Vice President and Controller. Mr. Simon is a Certified Public Accountant and was appointed to this position in July 2006.

Kenneth T. Valentine—Age 57. Vice President-Business Development and Technology Services. Mr. Valentine was appointed to this position in November 2009. Prior to this appointment, Mr. Valentine was Managing Director-Planning and Project Management since July 2006.

William C. Williams—Age 50. Vice President-Sales and Delivery Services. Mr. Williams was appointed to this position in November 2009. Prior to this appointment, Mr. Williams was Managing Director-Transportation and Major Account Service since June 2006.

Brian C. Woody—Age 42. Vice President-Customer Experience. Mr. Woody was appointed to this position in November 2014. Prior to this appointment, Mr. Woody served as Managing Director – Field Customer Service since August 2011, Director of Contact Center Operations from October 2010 to July 2011 and a Manager of Utility Operations from July 2006 to October 2010.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth each person or entity known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock as of December 17, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(3)
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022	6,809,161	(1)	8.6%
The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355	4,835,338	(2)	6.1%
(1)	Ownership as of December 31, 2013 based on the Schedule 13G/A filed on January 30. 2014 by BlackRock, Inc., as parent holding company or control person (“Holding Company”) in accordance with Rule 13d-1(b)(1)(ii)(G) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) of various investment companies, which indicates sole investment discretion for all shares and sole voting authority for 6,574,765 shares.

(2)	Ownership as of December 31, 2013 based on the Schedule 13G/A filed on February 11, 2014 by The Vanguard Group, Inc., an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act (“Investment Advisor”), which indicates beneficial ownership by it and its subsidiaries Vanguard Fiduciary Trust Company, investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., investment manager of Australian investment offerings, and which indicates sole investment discretion for 4,727,793 shares, sole voting authority for 121,945 shares and shared investment discretion for 107,545 shares.

(3)	Based on shares outstanding as of December 17, 2014.

The following table sets forth the number of shares of Common Stock that were beneficially owned as of December 17, 2014 by each director, by each executive officer listed in the Summary Compensation Table in “Executive Compensation - Executive Officer Compensation Disclosure Tables” and by all directors and executive officers as a group. These amounts include amounts held under the Company’s 401(k) Plan, but do not include shares that vest (absent the exercise of the Board’s discretion) only upon death or satisfaction of performance or service conditions.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
E. James Burton	31,828	(2)		(13)
Malcolm E. Everett III	58,711	(3)		(13)
Frank B. Holding, Jr.	64,214			(13)
Frankie T. Jones, Sr.	18,014			(13)
Vicki McElreath	32,835	(2)		(13)
Jo Anne Sanford	1,370			(13)
Minor M. Shaw	48,178	(4)		(13)
David E. Shi	43,810	(5)		(13)
Thomas E. Skains	229,162	(6)		(13)
Michael C. Tarwater	9,142	(7)		(13)
Phillip D. Wright	22,968	(8)		(13)
Jane Lewis-Raymond	32,061	(9)		(13)
Karl W. Newlin	20,944	(10)		(13)
Kevin M. O’Hara	67,751	(11)		(13)
Franklin H. Yoho	81,926	(12)		(13)
Directors and Executive Officers as a Group (26)	897,597	(13)	1.1%
(1)	Unless otherwise indicated, each beneficial owner listed has sole voting and investment power.

(2)	Beneficial owner shares voting and investment power for all shares with his or her spouse.

(3)	Includes 400 shares held by Mr. Everett’s spouse for which she has sole voting and investment power.

(4)	Includes 2,000 shares held by Ms. Shaw’s spouse for which he has sole voting and investment power and of which Ms. Shaw disclaims beneficial ownership.

(5)	Includes 660 shares held in an IRA.

(6)	Includes 226,213 shares for which Mr. Skains has shared voting and investment power with his spouse and 2,949 shares held in his 401(k) Plan account.

(7)	Includes 4,000 shares for which Mr. Tarwater has shared voting and investment power with his spouse.

(8)	Includes 13,000 shares held by Mr. Wright’s spouse for which she has sole voting and investment power.

(9)	Includes 1,912 shares held in her 401(k) Plan account.

(10)	Includes 1,000 shares for which Mr. Newlin has shared voting and investment power with his spouse.

(11)	Includes 65,045 shares for which Mr. O’Hara has shared voting and investment power with his spouse and 2,706 shares held in his 401(k) Plan account.

(12)	Includes 73,841 shares for which Mr. Yoho has shared voting and investment power with his spouse, including 1,000 shares held in an IRA, and 2,800 shares held in his 401(k) Plan account.

(13)	Each director and executive officer individually owned less than 1% of the outstanding Common Stock as of December 17, 2014.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, certain officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the SEC. Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any known failure to file by those dates. Based upon Section 16(a) reports furnished to the Company during or with respect to the 2014 fiscal year, the Company believes that all Section 16(a) reports were filed on a timely basis, except that Frankie T. Jones, Sr. inadvertently failed to report a sale of Common Stock made on July 2, 2014 until July 11, 2014.

PROPOSAL 3	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recommends a vote FOR approval of this resolution.

We encourage you to review the complete description of the Company’s executive compensation programs provided in the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis” and the “Executive Officer Compensation Disclosure Tables” sections.

As discussed in “Executive Compensation - Compensation Discussion and Analysis” below, the compensation programs for the Company’s NEOs (who are the officers listed in the Summary Compensation Table in “Executive Compensation — Executive Officer Compensation Disclosure Tables”) are designed to support the Company’s objectives of attracting, motivating and retaining a high-quality executive team that will enable the Company to accomplish its overall business mission and objectives. The program is based on the following Board-approved executive compensation principles:

•	Pay base salary at or near the median (50th percentile) of the competitive marketplace;

•	Provide short- and long-term incentive awards that are designed to motivate the NEOs to achieve superior Company performance while placing an increasing amount of total compensation at risk as the executives assume greater responsibility in the Company;

•	If exceptional or stretch performance results are achieved, pay total direct compensation (the sum of base salary and short- and long-term incentive compensation) at or near the 75th percentile of the competitive marketplace;

•	Provide limited perquisites; and

•	Provide market-level retirement benefits.

As required by Section 14A of the Exchange Act, our shareholders will have the opportunity at the Annual Meeting to endorse or not endorse the compensation of our NEOs through a non-binding vote (commonly known as a “say-on-pay” vote) on the following resolution:

RESOLVED, that the compensation of the named executive officers of the Company, as disclosed pursuant to Securities and Exchange Commission rules, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Even though the result of the say-on-pay vote is non-binding, the Board of Directors and Compensation Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides our shareholders an in-depth description and analysis of the Company’s executive compensation program and the compensation earned by the Company’s most senior executives (referred to as “named executive officers” or “NEOs” in this section) under the program. The Compensation Committee of the Board of Directors administers the program with the assistance of an independent compensation consultant directly retained by the Compensation Committee.

Named Executive Officers Introduction

Our named executive officers are:

Thomas E. Skains — Chairman of the Board, President and Chief Executive Officer.

Karl W. Newlin — Senior Vice President and Chief Financial Officer.

Franklin H. Yoho — Senior Vice President and Chief Commercial Officer.

Kevin M. O’Hara — Senior Vice President and Chief Administrative Officer.

Jane Lewis-Raymond — Senior Vice President and Chief Legal, Compliance and External Relations Officer.

A biography for each named executive officer can be found on page 35.

Executive Summary

Key Executive Compensation Practices

The chart below summarizes key features of our executive compensation program.

What We Do:	page	What We Don’t Do:	page
We link every aspect of compensation to our Strategic Directives	40	We don’t allow hedging involving company securities	30
We make a significant part of compensation at risk based on achieving robust and meaningful performance goals	40, 45-49	We don’t grant stock options	--
We target base pay and total compensation at the median of the competitive market place	41	We don’t accrue dividend equivalents on long-term incentive plan awards and we don’t pay accrued dividends or dividend equivalents on any other unvested equity awards	--
We provide market-level retirement benefits and limited perquisites	49, 50	We don’t grant time-vested equity awards outside of extraordinary circumstances	48
We require executives to own a significant amount of Company stock	50	We don’t guarantee bonuses	--
We have double-trigger change-in-control arrangements for executive officers triggered by both the occurrence of a change in control and termination of employment	51	We don’t have an “evergreen” feature in our Incentive Compensation Plan – only our shareholders can approve equity issuable under the Plan	--
We avoid compensation practices that encourage inappropriate risk taking and engage in robust risk monitoring to stay within Board-approved risk tolerances	51	We don’t allow pledging of shares under 125% of share ownership requirements and we limit pledging of shares above that level – No NEO or director has pledged any shares of Company stock	30
We have an independent compensation consultant to advise on compensation levels and structure	41	We don’t provide tax gross-ups on perquisites or benefits (other than for certain relocation expenses pursuant to our relocation policy)	--

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2014 Business Highlights

The Compensation Committee believes the strong connection between our compensation practices and the financial and operating success of the Company helped produce another year of solid performance and achievement for the Company as demonstrated by the following fiscal year 2014 business highlights:

•	We generated operating income of $180 million, net income of $144 million and basic earnings per share of $1.85, an increase of 25%, 7% and 3%, respectively, from fiscal year 2013.

•	We generated a total shareholder return (stock price appreciation and dividends) of 31% for the three-year period ended October 31, 2014.

•	Our Board of Directors approved a 3.2% increase in the annualized dividend, the 36th consecutive year of annual dividend increases for our Company.

We also demonstrated success in other areas of the Company:

•	We increased our customer additions by 14% over last year.

•	We achieved stretch performance on our Company Mission, Values and Performance (“MVP”) safety objective. The Company MVP Plan is a balanced scorecard designed to address the interests of our shareholders, customers, employees and communities.

•	We achieved stretch performance on our MVP health and wellness objective.

•	We achieved target performance on our MVP customer loyalty objective.

•	We achieved target performance on our MVP community involvement objective.

•	We became a 10% founding equity member in the $4.5 - $5.0 billion Atlantic Coast Pipeline, LLC project, which when completed will be a major new interstate natural gas pipeline into Virginia and North Carolina.

•	We executed a utility capital expenditure program of $477 million, of which $275 million was devoted to system integrity projects to enhance the safety and reliability of our pipeline systems.

•	We implemented regulatory structures that allow us to separately track and recover the costs associated with capital expenditures made to comply with federal pipeline safety and integrity requirements.

•	We generated $98 million in wholesale secondary marketing margins, of which $72 million was credited to lower the gas costs of our customers.

•	We successfully completed an offering of $250 million of long-term debt while maintaining our favorable credit ratings.

Please refer to our 2014 Annual Report on Form 10-K for more information.

2014 Executive Compensation Highlights

Piedmont’s executive compensation program establishes a strong connection between the incentive compensation opportunities for our executives and the business strategies and financial and operating success of the Company. As part of Piedmont’s strategic planning process, the Board of Directors has identified seven strategic directives that, when attained, will drive Piedmont’s long-term financial and operating success:

•	Expand our core natural gas and complementary energy-related businesses to enhance shareholder value;

•	Preserve financial strength and flexibility;

•	Promote the benefits of natural gas;

•	Be the energy and service provider of choice;

•	Achieve excellence in customer service every time;

•	Execute sustainable business practices; and

•	Enhance our healthy, high-performance culture.

The financial performance metrics under our short- and long-term incentive compensation plans—annual earnings per share (EPS) performance, EPS growth, return on equity (ROE), and total shareholder return (TSR)—measure our progress in achieving the first two strategic directives. Our progress on the remaining five strategic directives is measured by the performance on non-financial metrics under our annual MVP Plan. These non-financial metrics are employee safety, customer loyalty, community involvement and employee wellness, which are described on page 45.

Our progress on these strategic directives is also measured through achievement by each NEO of specific business objectives. These objectives are included in his or her annual individual performance plan that determines merit increases in base salary. Metrics that measure an NEO’s success in demonstrating leadership competencies and the Company’s core values, which provide the foundation for successful execution of our strategic objectives, are also included in each NEO’s annual individual performance plan.

There is a Strong Connection Between Piedmont’s Business Strategies and Executive Compensation

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Strategic Directives	Incentive Compensation Components

Expand Our Core Natural Gas and Complementary Energy-Related Businesses to Enhance Shareholder Value	TSR, ROE* and EPS growth are the metrics used to measure performance under the Long Term Incentive Plan (LTIP).
Preserve Financial Strength and Flexibility	Annual EPS performance carries the heaviest weight and serves as an incentive payout trigger on the Company MVP Plan. It is the only measure under the Short Term Incentive Plan (STIP).

TSR, ROE and EPS growth are the metrics used to measure LTIP performance.
Promote the Benefits of Natural Gas	Performance on Customer Loyalty, Community Involvement and Company Reputation is measured through external customer surveys. These are performance measures on the MVP Plan.
Be the Energy and Service Provider of Choice
Achieve Excellence in Customer Service Every Time
Execute Sustainable Business Practices	Employee participation in our Safety programs is measured on the MVP Plan.
Enhance Our Healthy, High-Performance Culture	Employee participation in health screenings, risk assessments and other wellness activities is a performance measure on the MVP Incentive Plan.

Merit increases are based in part on demonstration of core values and leadership competencies.
All Strategic Directives	Achievement of NEO-specific business objectives supporting the strategic directives is a significant factor in determining the NEO’s merit increase.

*	Beginning with the 2015 LTIP award granted in December 2012 for the three-year performance period ending in October 2015.

Based on their performance under the Company’s incentive plans, for the 2014 fiscal year the named executive officers earned:

•	Base salary;

•	Mission, Values, Performance (MVP) Incentive Plan awards at 139% of the target level (near the stretch 150% payout level), based on near stretch results for 2014 EPS and between target and stretch achievement of the non-financial performance measures;

•	Short-Term Incentive Plan awards equal to 139% of the target level (near the stretch 150% payout level), based on near stretch results for 2014 EPS; and

•	Long-Term Incentive Plan awards equal to 100% of the target level for the three-fiscal-year period that ended October 31, 2014, based on stretch results for EPS growth and threshold results for relative TSR.

The charts below show the target total direct compensation opportunities and the compensation actually earned and realized in fiscal year 2014 for Chairman, President and Chief Executive Officer Thomas E. Skains and the other named executive officers, expressed as a percentage of total direct compensation. Performance-based compensation includes MVP, STIP and LTIP. Other stock awards include a retention award granted in December 2010 to all participants in the Long-Term Incentive Plan and a stock unit award to Mr. Yoho for his outstanding management and execution of business development growth opportunities for the Company.

MR. SKAINS FISCAL YEAR 2014 TARGET vs. ACTUAL COMPENSATION MIX	OTHER NEOs FISCAL YEAR 2014 AVERAGE TARGET vs. ACTUAL COMPENSATION MIX

The table below summarizes the total direct compensation Mr. Skains realized in 2014. Realized compensation differs from the compensation amounts shown in the Summary Compensation Table on page 53, which includes some elements of compensation, such as the grant date value of equity awards, that may or may not be realized in the future. The realized compensation table is intended to show the value Mr. Skains actually realized from equity awards as well as his other current realized compensation.

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MR. SKAINS FISCAL YEAR 2014 REALIZED COMPENSATION

		Equity Awards
Base Salary	MVP/STIP	LTIP	Retention Award Vesting	Other	Total
$868,048	$802,444	$1,478,244	$1,066,039	$23,750	$4,238,525

The base salary and MVP/STIP amounts in the realized compensation table are the same as the amounts reported in the Summary Compensation Table on page 53. The “Other” column includes the amounts reported in the “All Other Compensation” column of the Summary Compensation Table other than matching contributions to the Company’s 401(k) Plan and Company contributions to the Company’s Defined Contribution Restoration Plan, because payment of those contributions is deferred until Mr. Skains’ retirement.

Executive Compensation Objectives and Principles

The Company’s executive compensation program is designed to support the Company’s objectives of attracting, motivating and retaining a high-quality executive team that will enable the Company to accomplish its overall business mission and objectives. The program is based on the following Board-approved executive compensation principles:

•	Pay base salary and target total compensation at or near the median (50th percentile) of the competitive marketplace;

•	Provide short- and long-term incentive awards that are designed to motivate the NEOs to achieve superior Company performance while placing an increasing amount of total compensation at risk as the executives assume greater responsibility in the Company;

•	If exceptional or stretch performance results are achieved, pay total direct compensation (the sum of base salary and short- and long-term incentive compensation) at or near the 75th percentile of the competitive marketplace;

•	Provide limited perquisites; and

•	Provide market-level retirement benefits.

The compensation earned by the Company’s NEOs is intended to reflect each executive’s experience and expertise, functional responsibilities and individual performance as well as the overall performance of the Company. Consistent with the Company’s high-performance culture, the executives’ at-risk, performance-based compensation increases as their responsibility and ability to impact Company results increases. The long-term incentive compensation opportunities, as a percentage of base salary, are greater than the short-term incentive compensation opportunities, in order to encourage longer term, strategic action by the executives.

A secondary objective of the executive compensation program, achieved through equity grants and stock ownership guidelines, is to promote stock ownership by the NEOs to further align their interests with those of the Company’s shareholders and mitigate compensation risk.

2014 Annual Meeting Executive Compensation Advisory Vote

At the 2014 annual meeting, the Company’s executive compensation program was approved on an advisory basis by approximately 96% of the votes cast on the “say-on-pay” proposal—an increase from the 2013 annual meeting at which approximately 76% of the votes cast were in favor of the Company’s executive compensation program. While the vote indicates overwhelming support for our executive compensation program, the Company continues to reach out to its largest shareholders in order to better understand and respond to the governance and compensation issues that are most important to them. As in prior years, we initiated discussions with our institutional investors representing more than 35% of our outstanding shares during and after the 2014 proxy season. While not all of those investors responded to our outreach, the conversations we had were productive and meaningful. We intend to continue this investor outreach on a regular basis.

The feedback received in these discussions on the Company’s overall compensation philosophy was positive, in particular on the link between strategy and compensation. While the feedback highlighted the need for continued clarity and transparency on compensation program components, no changes to the existing executive compensation program were requested. The Compensation Committee is firmly committed to pay for performance – providing the Company’s executives with compensation opportunities that are tied to Company performance, shareholder value creation and competitive market practices.

Compensation Consultant

The Compensation Committee has the sole authority to retain and terminate consulting firms to assist in the evaluation of executive compensation and to approve the fees of such consultants. The Compensation Committee engaged Hay Group, Inc. (Hay Group) as its independent compensation consultant for fiscal year 2014. In fiscal year 2014, Hay Group advised the Compensation Committee on the following matters:

•	Analysis of the competitive position of the Company’s executive compensation program;

•	Review of the pay recommendations made by the CEO for the Company’s officers;

•	Administration of the Company’s LTIP, including setting performance unit award levels under the 2017 LTIP for the three-year performance period that began on November 1, 2014;

•	Review of the Peer Group used for competitive benchmarking;

•	Review of market and Peer Group proxy data for comparable positions;

•	Simulations of pay-for-performance analysis;

•	Review of market benchmark and compensation survey data used to set compensation for the named executive officers; and

•	Compliance with the disclosure rules for executive compensation.

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Each year, the Compensation Committee reviews the performance and level of service provided by Hay Group, as well as related fees. The Compensation Committee also reviews Hay Group’s independence annually, in accordance with the consultant independence factors in the New York Stock Exchange listing requirements. In fiscal year 2014, Hay Group also provided the Directors and Corporate Governance Committee with an analysis of the competitive position of the Company’s director compensation program and provided general compensation consulting services to the Company related to compensation practice consulting, compensation survey data and job evaluation services. The Compensation Committee has assessed the independence of Hay Group pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Hay Group from independently advising the Compensation Committee.

Market Benchmarking

The Compensation Committee uses data from two sources as reference points to ensure that the Company’s executive compensation program offers competitive total compensation opportunities and reflects best practices in compensation plan design. These two sources are a benchmark peer group of publicly traded companies engaged in the natural gas distribution business (the “Peer Group”) and compensation survey data from a broad cross-section of industrial companies in the United States.

The Compensation Committee reviews and selects the Peer Group companies on an annual basis after considering the following criteria:

•	The company is domiciled in the United States.

•	The company is publicly traded in the U.S. energy industry with primary focus on natural gas distribution and transmission businesses.

•	The company has a multi-state customer service territory.

•	The company has annual revenues between $1 and $10 billion.

•	The company has comparable market capitalization to Piedmont.

When possible, the Compensation Committee has included peer companies that meet all of the above-stated criteria. However, to ensure that the Company’s peer group is large enough for proper benchmarking, it has included some companies that meet a majority, but not all, of the criteria, and are appropriately comparable to the Company.

During 2014, ONEOK, Inc. completed its separation of the company’s natural gas distribution business into a stand-alone, publicly traded company called ONE Gas, Inc., which meets the peer group selection criteria. Therefore, at the Compensation Committee meeting in October, the Committee approved the inclusion of ONE Gas, Inc. in the Company’s peer group beginning in fiscal year 2015.

Peer Group Company	Ticker Symbol	Natural Gas Distribution & Transmission Businesses (% of Income)	Distribution Pipeline Miles[a]	Transmission Pipeline Miles[a]	Multi-State Customer Service Territory	Revenue (in Million $)[b]	Market Capitalization (in Million $)[b]
AGL Resources, Inc.[c]	GAS	78%	36,444	2,611		5,380	6,369
Atmos Energy Corporation[d]	ATO	95%	66,643	1,014		4,847	5,074
CenterPoint Energy, Inc.[e]	CNP	40%	72,380	8,321		8,871	10,676
Laclede Group, Inc.[f]	LG	87%	8,522	230		1,552	2,135
New Jersey Resources Corporation[g]	NJR	71%	7,003	226		3,880	2,205
NiSource, Inc.[h]	NI	77%	59,109	15,588		6,329	12,509
Northwest Natural Gas Company[i]	NWN	100%	13,363	643		795	1,236
Questar Corporation[k]	STR	38%	17,222	3,498		1,206	4,121
South Jersey Industries, Inc.[l]	SJI	64%	6,250	123		837	1,920
Southwest Gas Corporation[m]	SWX	85%	30,375	716		1,987	2,428
Vectren Corporation[n]	VVC	41%	5,284	217		2,599	3,402
WGL Holdings, Inc.[o]	WGL	89%	13,320	207		2,732	2,259
Summary Statistics
75th Percentile		88%	42,110	2,833		4,980	5,398
Median		78%	15,293	680		2,666	2,915
Average		72%	27,993	2,783		3,418	4,528
25th Percentile		58%	8,142	224		1,466	2,188
Piedmont Natural Gas Co., Inc.[p]	PNY	93%	22,255	2,910		1,484	2,923
Percent Rank		88%	58%	76%		25%	50%
[a]	Distribution & transmission mileage derived from the 2013 PHMSA annual report for all companies.
[b]	Source — Standard & Poor’s Research Insight. Revenue shown is 12 month trailing revenue for the most recent fiscal quarter ended June 2014. Market capitalization was determined as of August 30, 2014.
Segments included in the natural gas distribution & transmission income percentage:
	[c]	distribution, midstream & storage
	[d]	distribution, transmission & storage
	[e]	distribution, interstate pipeline, field services
	[f]	regulated gas distribution
	[g]	distribution, energy holdings
	[h]	distribution, transmission & storage
	[i]	gas utility, storage
	[k]	Questar gas & Questar pipeline
	[l]	gas utility
	[m]	natural gas operations
	[n]	gas utility
	[o]	regulated utility
	[p]	Piedmont includes its utility segment as well as its regulated non-utility ventures in natural gas distribution & transmission income.

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Our CEO’s tenure is another factor the Compensation Committee uses when considering and comparing compensation data within the Peer Group. Among the Peer Group companies, the average and median CEO tenures are significantly less when compared to Mr. Skains’ tenure of twelve years.

CEO Compensation and Tenure

* As reported in the Summary Compensation Table of the most recent proxy statement filing.

The Compensation Committee also uses as a reference point information provided by Hay Group on annual base salary levels and trends in the broader U.S. general industrial market. The U.S. industrial market data is compiled from Hay Group’s Industrial Executive Compensation Report, an annual executive compensation survey with data on more than 100 executive level positions from almost 300 organizations. The Compensation Committee uses the report data to ensure that the Company’s executive compensation programs are competitive with industrial companies that are not in the natural gas distribution business. The report data is summarized for the Compensation Committee and the identities of the companies included in the report are not known or considered by the Compensation Committee. The U.S. industrial market data from the report, together with the Peer Group data, is referred to as the “Market Benchmark.”

Compensation Setting Process

The Compensation Committee evaluates and sets compensation for the NEOs annually, based on the Market Benchmark as well as input from the Company’s CEO on the performance of the NEOs, excluding himself. Under the executive compensation principles approved by the Board, base salaries are targeted at the median (50th percentile) of the Market Benchmark. Incentive or “at-risk” compensation, while targeted at the median (50th percentile) of the Market Benchmark, is intended to be the compensation component that will motivate the executive team to achieve superior results and, when accomplished, reward them accordingly. When exceptional performance results are achieved by meeting aggressively set “stretch” targets, total direct compensation levels (base salary plus short- and long-term incentive compensation) are at or near the 75th percentile of the Market Benchmark. The Compensation Committee uses the Market Benchmark to establish the 50th and 75th percentiles.

The Company’s CEO develops pay recommendations for the NEOs, excluding himself, based on:

•	The Market Benchmark;

•	Each executive’s individual performance, experience and expertise, and functional responsibilities; and

•	Overall Company performance, both financial and non-financial.

The CEO is assisted in the development of the pay recommendations by the Company’s Total Rewards department. The Compensation Committee reviews the pay recommendations with the advice of Hay Group concerning the competitiveness of the compensation based on the Market Benchmark and alignment with the Company’s executive compensation philosophy. The Compensation Committee then sets the base salary and incentive opportunities for the NEOs (other than the CEO) based on its review of the pay recommendations. The Compensation Committee sets the base salary and incentive opportunities for the CEO based on a performance evaluation of the CEO and a similar informational analysis of the Market Benchmark with the advice and assistance of Hay Group.

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Elements of Compensation

Component	Purpose	How Determined	Performance-Based?
Base Salary	Base compensation for services rendered	Median (50th percentile) of competitive market	No	(1)
Mission, Values, Performance (MVP) Plan	Reward achievement of financial, employee safety, employee wellness, customer loyalty and community involvement goals	Actual performance versus threshold, target and stretch goals established by the Compensation Committee	Yes
Short Term Incentive Plan (STIP)	Reward achievement of annual EPS target	Actual EPS versus threshold, target and stretch goals established by the Compensation Committee	Yes
Long Term Incentive Plan (LTIP)	Reward growth in EPS, level of ROE and level of TSR relative to Peer Group	Actual increase in earnings per share, actual ROE versus weighted average allowed ROE and actual TSR versus Peer Group at threshold, target and stretch levels established by the Compensation Committee	Yes
Retention Awards	Support executive retention	Analysis of competitive market	No	(2)
Retirement Benefits	Provide a base level of retirement income and encourage additional savings for retirement	Analysis of competitive market	No
Perquisites	Support position responsibilities and provide a more tangible benefit than an equivalent amount of cash compensation	Analysis of competitive market	No
(1)	While base salary is not performance-based, merit pay increases are based on achievement of business objectives supporting the strategic directives and demonstration of core values and leadership competencies.
(2)	Although not performance-based, retention awards are at risk because their value varies based on the Company’s performance as it affects the market price of the Company’s Common Stock and the dividends to be paid.

Base Salary

The Company’s compensation philosophy requires that the base salary levels for the NEOs reflect each executive’s individual performance, experience and expertise, and functional responsibilities. To determine the appropriate base salary levels necessary to attract and retain top quality executives, the Compensation Committee reviews in December of each year the Market Benchmark data described above, which is presented and explained by Hay Group. This data is used to create salary ranges and recommended base salaries targeted at the median (50th percentile) of the Market Benchmark. The Compensation Committee then reviews the NEO’s current base salary against this market information, based on the executive’s functional responsibilities.

NEO base salary increases also reflect the performance, experience and expertise of the individual executive. The Compensation Committee’s evaluation of individual performance is primarily based on each executive’s demonstration of the Company’s core values and leadership competencies and the attainment of annual business objectives for which the executive has responsibility.

•	Core values and leadership competencies. The Company’s core values (integrity, respect, excellence, stewardship and health) and leadership competencies (such as decision making, strategic thinking and communication) are subjective measures of how each executive performs his or her work in accordance with the Company’s core values and corporate culture.

•	Annual business objectives. Annual business objectives are related to the Company’s strategic directives. The performance objectives for fiscal year 2013 were specific corporate initiatives in the executive’s areas of responsibility and were used by the Compensation Committee to assess merit increases for the NEOs for fiscal year 2014. Some of the key business objectives were:

–	Implement and manage governance program for large utility capital expenditures

–	Improve billing and payment processes by implementing additional customer options

–	Identify and evaluate midstream infrastructure investment opportunities consistent with our physical gas supply diversity plan

–	Establish methods to create a culture of inclusion that benefits from the diverse thoughts and backgrounds of our employees

–	Execute financing plan to maintain our publicly stated capital ratio and desired credit ratings

–	Implement solutions to sustain the growth of online access by customers and improve the ease of doing business with the Company

–	Seek measurable performance, productivity, and efficiency gains with business processes to advance the long-term strategic plan metrics

Individual performance in the core values and leadership competencies components (weighted at 45%), and business objectives components (weighted at 55%) determined the NEO’s score on his or her annual performance plan. The target base salary merit increase percentage (3.0% for 2014 compensation) was adjusted to reflect the NEO’s score relative to the average of all Company officers. This amount was further adjusted by an amount, if any, determined by the Compensation Committee that targeted a resulting salary level in the range of the median (50th percentile) of the competitive marketplace based on the Market Benchmark, taking into account that executive’s experience and expertise as well as the operating performance and financial condition of the Company.

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In December 2013, the Committee approved the following base salary increases for the NEOs. Mr. Newlin and Ms. Lewis-Raymond each received larger base salary increases to bring their base salaries within the range of the median of the competitive marketplace.

Executive	2014 Base Salary	2013 Base Salary	% Increase
Mr. Skains	$871,955	$846,557	3.0%
Mr. Newlin	$430,000	$408,070	5.4%
Mr. Yoho	$440,360	$427,534	3.0%
Mr. O’Hara	$377,960	$366,951	3.0%
Ms. Lewis-Raymond	$372,000	$354,093	5.1%

Annual Incentives—Mission, Values, Performance (MVP) Plan

The Company’s MVP plan is an annual Company-wide plan covering all regular employees. For fiscal year 2014, the NEOs had a target MVP plan cash incentive equal to 6% of fiscal year eligible earnings. The threshold, target and stretch levels for the financial and non-financial measures in the MVP plan were approved by the Compensation Committee of the Board of Directors at the beginning of the fiscal year 2014. The Compensation Committee approved the award at the end of the fiscal year based on actual results on the objective measures and exercised no discretion.

The MVP plan is designed to establish financial (weighted 30%) and non-financial (weighted 70%) goals, which are critical to the Company’s business mission and values, and reward achievement of those goals. The financial goal is measured by the Company’s actual basic EPS and the four non-financial goals are employee safety, customer loyalty, community involvement and employee wellness. All of these measures are described below:

•	Basic EPS – comprised 30% of the MVP plan. EPS is a measure of achievement of the Company’s financial goals. As used in this Proxy Statement. EPS refers to basic or undiluted EPS.

•	Employee Safety – comprised 25% of the MVP plan and measured the number of the Company’s physical locations certified for promoting effective safety and health management systems. The internal certification process (called “SHIELD”) consists of four stages and is a stepping stone toward the federal Voluntary Protection Program.

•	Customer Loyalty – comprised 25% of the MVP plan and gauged overall customer loyalty, based on customer responses to survey questions administered by an independent consulting firm for the Company. The customer loyalty score was determined by using a weighted average scoring method.

•	Community Involvement – comprised 10% of the MVP plan and gauged the Company’s reputation (5%) and community involvement (5%), based on customer responses to survey questions administered by an independent consulting firm for the Company. The community involvement score was determined by using a weighted average scoring method.

•	Employee Health and Wellness – comprised 10% of the MVP plan and measured employee participation in health screenings, health risk assessments and additional wellness activities.

The threshold, target and stretch performance levels for each measure are intended to reward improvement over prior year actual performance. The MVP plan awards are contingent on the achievement of a predetermined Company basic EPS target of $1.78 for 2014 to ensure the awards are funded with profit levels consistent with the Company’s earnings objectives for shareholders. If EPS performance is less than 95% of target ($1.69), there would be no cash distribution. If EPS performance is at 95% of target ($1.69), there would be a 50% distribution. If EPS is at 100% of target ($1.78), there would be a 100% distribution. If EPS is at 105% ($1.87) or greater than target, there would be a 150% distribution. As long as the overall MVP plan score is equal to or greater than a target score of 2, the MVP plan payout is based solely on EPS performance. If the overall MVP plan score is less than a target score of 2, the payouts are reduced proportionately. Actual results for each measure were determined at fiscal year-end and compared to the threshold, target and stretch performance levels. Actual results falling between these levels are determined by linear interpolation.

The following table shows the threshold, target and stretch levels for each measure in the MVP plan and the actual fiscal year 2014 results for each measure:

					Actual	Year-End	Weighted
Goals	Threshold (Score=1)	Target (Score=2)	Stretch (Score=3)	Weight	Performance	Score	Score
EPS	$1.69	$1.78	$1.87	30%	$1.85	2.8	0.84
Employee Safety	65% of all Piedmont locations at SHIELD Stage 1 level and 40% at SHIELD Stage 2 level	75% of all Piedmont locations at SHIELD Stage 1 level and 50% at SHIELD Stage 2 level	85% of all Piedmont locations at SHIELD Stage 1 level and 60% at SHIELD Stage 2 level	25%	96%/68%	3.0	0.75
Customer Loyalty	Customer loyalty score of 8.29	Customer loyalty score of 8.39	Customer loyalty score of 8.49	25%	8.40	2.1	0.53
	Reputation score of 8.88	Reputation score of 8.98	Reputation score of 9.08	5%	8.98	2.0	0.10
Community
Involvement	Community Involvement	Community Involvement	Community Involvement	5%	6.06	2.0	0.10
	score of 5.86	score of 6.06	score of 6.26
Employee Wellness	89% participation in health screening and health risk assessment and 40% participation in two additional wellness activities	91% participation in health screening and health risk assessment and 50% participation in two additional wellness activities	93% participation in health screening and health risk assessment and 60% participation in two additional wellness activities	10%	95%/60%	3.0	0.30
			FISCAL YEAR 2014 MVP PLAN WEIGHTED SCORE: 2.62

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The Company’s EPS of $1.85 at 139% of target (near the $1.87 stretch level) and the MVP plan weighted score of 2.62 resulted in an overall MVP plan payout at 139% of the target level (near the MVP plan stretch payout level of 150%). The Compensation Committee approved the award based on actual results on the objective measures and exercised no discretion.

The 2014 MVP plan target, maximum and actual payouts for the NEOs are shown in the following table.

Executive	Target Opportunity as Percentage of Fiscal Year Eligible Earnings	Target 2014 MVP Plan Award	Maximum 2014 MVP Plan Award	Actual 2014 MVP Plan Award(1)
Mr. Skains	6%	$56,783	$85,175	$78,860
Mr. Newlin	6%	$27,848	$41,772	$38,675
Mr. Yoho	6%	$28,675	$43,013	$39,824
Mr. O’Hara	6%	$24,612	$36,918	$34,181
Ms. Lewis-Raymond	6%	$24,112	$36,168	$33,487
(1)	These amounts are also reported in the “Non-Equity Plan Incentive” column of the Summary Compensation Table in “Executive Officer Compensation Disclosure Tables.”

Annual Incentives—Short Term Incentive Plan (STIP)

The Company’s STIP rewards short-term (annual) financial performance. The Compensation Committee reviews and approves STIP cash incentive opportunities for the NEOs each year, taking into account each executive’s responsibilities, competitive pay practices and overall Company financial performance. STIP cash incentive compensation opportunities are expressed as a percentage of base salary earned for the fiscal year. The target percentages, combined with the 6% MVP plan target opportunity, align with median market practices for annual incentive compensation opportunities based on the Market Benchmark.

STIP awards are made based on the achievement of a predetermined Company basic EPS target for the fiscal year, $1.78 for fiscal year 2014. This target was approved by the Compensation Committee and is consistent with the Company’s earnings objectives for shareholders, and results in a direct correlation between pay and performance. If EPS performance is less than 95% of target ($1.69), there would be no cash distribution. If EPS performance is at 95% of target ($1.69), there would be a 50% distribution. If EPS is at 100% of target ($1.78), there would be a 100% distribution. If EPS is at 105% ($1.87) or greater than target, there would be a 150% distribution. STIP awards for EPS performance levels between 95% and 105% of target are determined by linear interpolation.

For fiscal year 2014, EPS performance was $1.85. This performance resulted in incentive payouts equal to 139% of the target level, near the STIP stretch payout level of 150%. The Compensation Committee approved the award based on actual results of EPS and exercised no discretion. The 2014 STIP target, maximum and actual payouts for the NEOs are shown in the following table.

	Target Opportunity
	as Percentage of	Target 2014	Maximum 2014	Actual 2014
Executive	Fiscal Year Base Salary	STIP Award	STIP Award	STIP Award(1)
Mr. Skains	60%	$520,829	$781,244	$723,584
Mr. Newlin	50%	$213,313	$319,970	$296,422
Mr. Yoho	50%	$219,193	$328,790	$304,517
Mr. O’Hara	40%	$150,507	$225,761	$209,085
Ms. Lewis-Raymond	40%	$147,698	$221,547	$205,229
(1)	These amounts are also reported in the “Non-Equity Plan Incentive” column of the Summary Compensation Table in “Executive Officer Compensation Disclosure Tables.”

Long Term Incentives (LTIP)

To support the Company’s pursuit of long-term shareholder value, as well as the motivation and retention of a high-quality executive team, the Company makes LTIP awards to the NEOs and other key management employees. Combined with the STIP and MVP plan incentive opportunities, the Company’s LTIP emphasizes “pay at risk” for the Company’s NEOs in a manner consistent with the Company’s high-performance culture.

The LTIP is designed to reward long-term Company performance against objective financial goals as well as relative TSR performance (stock price appreciation with dividends reinvested) against the Company’s Peer Group.

Under the LTIP, the Compensation Committee awards equity units to the NEOs under a formula that considers position, base salary and stock price/performance share valuation at the time of award, and the number of months of participation. The formula includes a discount for risk of forfeiture over the performance period. Grant sizes are also reviewed in light of the Market Benchmark for each executive’s position to ensure that grant sizes are competitive. Each equity unit awarded is equivalent in value to one share of Common Stock. No dividends or dividend equivalents are paid or accrued on these units. The shareholder approved Incentive Compensation Plan (ICP) includes a maximum number of shares that can be issued for equity awards under the ICP. Only shareholders can approve equity under the ICP. There is no evergreen provision that automatically replenishes issuable shares.

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2014 LTIP AWARDS (EARNED IN FISCAL YEARS 2012-2014)

The following table summarizes the actual results against the performance measures under the LTIP for the three-year performance period that ended on October 31, 2014.

	EPS Growth				Relative Total Shareholder Return (TSR)
	Performance Levels				Performance Levels
				Actual				Actual
	Threshold	Target	Stretch	Performance	Threshold	Target	Stretch	Performance
CAGR*	3.2%	4.0%	4.8%	5.4%	25th	50th to 74th	90th	38th
Amount	$1.74	$1.78	$1.82	$1.85	percentile	percentile	percentile	percentile
*	“CAGR” means compound annual growth rate.

The EPS performance (50% weight) and relative TSR ranking (50% weight) shown above for the three-year performance period ended October 31, 2014 generated a total incentive payout equal to 100% of each executive officer’s 2014 LTIP target opportunity. The basis for the EPS growth calculation was the basic EPS of $1.58 for fiscal year 2011. The Company’s three-year compound annual EPS growth was 5.4% (above stretch payout level of 120%), compared to a 4.8% stretch performance level. In addition, the Company was in the 38th percentile for TSR (at threshold payout level of 80%) relative to the Peer Group over the three-year performance period. The Compensation Committee approved the award based on actual results on the objective measures and exercised no discretion. The LTIP Award target, maximum and actual awards to the NEOs for the performance period ended October 31, 2014 are shown in the following table.

	Target	Maximum	Actual
Executive	LTIP Award	LTIP Award	LTIP Award
Mr. Skains	38,657 shares	46,388 shares	38,657 shares
Mr. Newlin	10,886 shares	13,063 shares	10,886 shares
Mr. Yoho	11,679 shares	14,015 shares	11,679 shares
Mr. O’Hara	10,024 shares	12,029 shares	10,024 shares
Ms. Lewis-Raymond	9,510 shares	11,412 shares	9,510 shares

2016 LTIP AWARD TARGETS (GRANTED IN FISCAL YEAR 2014)

Target opportunities for LTIP awards granted in fiscal 2014 for the NEOs are summarized in the following table.

	Target Opportunity
	as Percentage of	Target Opportunity
Executive	Base Salary	Number of Shares(1)
Mr. Skains	100%	35,032 shares
Mr. Newlin	60%	10,366 shares
Mr. Yoho	60%	10,615 shares
Mr. O’Hara	60%	9,111 shares
Ms. Lewis-Raymond	60%	8,967 shares
(1)	The target opportunity number of shares was based on a stock price of $34.14 on October 31, 2013.

The LTIP awards granted in December 2013 will be paid out based on the levels of absolute financial performance and relative Peer Group performance achieved by the Company during the three year LTIP performance period that began on November 1, 2013 and will end on October 31, 2016. These LTIP awards are referred to as the “2016 LTIP.” Three measures are used to determine performance, all of which are predicated on creating long-term value for the Company’s shareholders:

•	A stated compound annual increase in Company basic EPS determines 37.5% of the LTIP award payout;

•	The Company’s percentile ranking for TSR (including stock price appreciation with dividends reinvested) performance in comparison to the Peer Group companies determines 37.5% of the LTIP award payout; and

•	The Company’s actual ROE in comparison to the blended allowed ROE granted by the Company’s state regulatory authorities determines 25% of the LTIP award payout. The ROE performance measure was added to the LTIP plan design commencing with the performance period that began on November 1, 2012 for the 2015 LTIP.

The LTIP measures recognize three very important factors for investors—the Company’s long-term EPS growth, its TSR performance against other companies in the natural gas distribution business and its ability to earn its allowed ROE. In choosing these measures and determining the target levels for each measure, the Committee concluded the following:

•	EPS Growth: Based on Piedmont’s business mix and risk profile, our investors should expect a 4% annual earnings growth rate over time. This target aligns with the Company’s long-term strategic plan.

•	Relative TSR: TSR (stock price appreciation with dividends reinvested) is a key factor that investors consider when making an investment decision. The Company should seek to provide a TSR that is equal to or better than its peers.

•	ROE: State regulatory authorities determine an allowed ROE when approving rates for the Company’s utility operations. Due to “regulatory lag,” there is immediate downward pressure on equity returns as the Company adds to its rate base through capital investments (because return on significant levels of rate base investment is generally not recovered until future regulatory proceedings). Therefore, the Company

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should seek to generate actual equity returns through its utility and non-utility businesses that ensure optimal returns for its shareholders. The target level for this metric is the weighted average allowed utility ROE, which is the average ROE allowed by the Company’s state regulatory commissions in a given year over the Company’s utility service territories, weighted by the net plant in service in each of the same service territories. Actual ROE will be the Company’s fiscal year end Net Income divided by average Total Stockholder’s Equity for each fiscal year within the performance period, as reported in the Company’s Forms 10-K and 10-Q filed with the SEC, and as such includes results for total Company operations, including utility and non-utility businesses.

The following tables summarize the three performance components of the 2016 LTIP awards granted in December 2013.

EPS GROWTH

Three-Year Compound Annual EPS Increase/EPS(1)		Payout Percentage for EPS Growth Component of LTIP Award(2)
Stretch	5.0%/$2.08	150%
Target	4.0%/$2.02	100%
Threshold	3.0%/$1.97	50%
Less than Threshold		No payout
(1)	Basic EPS for fiscal year 2013 at $1.80 is the basis for the calculation of compound annual EPS increase target.
(2)	LTIP payouts for EPS performance between the performance levels shown above are determined by linear interpolation.

RELATIVE TOTAL SHAREHOLDER RETURN (TSR)(1)

Company Performance Ranking in Comparison		Payout Percentage
to Peer Group Performance		for TSR Component of LTIP Award(1)
Stretch	90th percentile or higher	150%
	75th to 89th percentile	125%
Target	50th to 74th percentile	100%
	40th to 49th percentile	75%
Threshold	25th to 39th percentile	50%
Less than Threshold	Below 25th percentile	No payout
(1)	TSR performance is calculated based on a 20-day average stock price immediately preceding the beginning and end of the 3-year performance period.

RETURN ON EQUITY (ROE)

Actual ROE as a Percentage of Weighted Average Allowed Utility ROE		Payout Percentage for ROE Component of LTIP Award(1)
Stretch	120% or greater of weighted average allowed ROE	150%
Target	100% of weighted average allowed ROE	100%
Threshold	95% of weighted average allowed ROE	50%
Less than Threshold	Less than 95% of weighted average allowed ROE	No payout
(1)	LTIP payouts for ROE performance between the performance levels shown above are determined by linear interpolation.

All outstanding LTIP incentive opportunities, as well as proposed new grants, are reviewed each year by the Compensation Committee to ensure the targeted Company performance levels and total compensation mix for named executive officers are consistent with the Company’s executive compensation philosophy. The Company does not have any program, plan or practice to time “off-cycle” awards in coordination with the release of material non-public information.

Retention and Other Stock Unit Awards

The Compensation Committee has the ability to grant stock awards and stock unit awards under the Company’s Incentive Compensation Plan. The availability of these awards provides the Compensation Committee with flexibility in addressing compensation in a variety of circumstances. One such circumstance is retention of key executives. Retention awards are strategic components of the Company’s compensation program. They are not a regular part of the Company’s compensation program, and the Compensation Committee will only award restricted stock and retention units to (i) support the Company’s executive retention strategy, (ii) further align the executives’ interests with those of the Company’s shareholders by rewarding long-term shareholder value creation and (iii) diversify the mix of compensation under the Company’s executive compensation program comparable to the Company’s Peer Group. In 2014, there was one outstanding retention award, granted to Mr. Skains in December 2011 with the intent to preserve continuity of CEO leadership while the Company executes the important long-term objectives and initiatives included in the Company’s board-approved strategic plan. The December 2011 grant pays out in December of 2014, 2015 and 2016. No new retention awards were granted in 2014.

The Compensation Committee granted a retention award to all participants in the LTIP in December 2010 to support the retention of key management during a period of challenging economic and market conditions when multiple executives retired. This award was paid out in December 2013.

In 2014, the Compensation Committee granted a stock unit award to reward a key executive for outstanding achievement. Mr. Yoho, who was instrumental in developing the Company’s involvement in the Atlantic Coast Pipeline, LLC joint venture, was granted a stock award of 12,000 shares of Company stock (6,000 shares after income tax withholdings) in recognition of his outstanding management and execution of business development growth opportunities for the Company. The award fully vested at the time of the grant.

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Summary of Compensation Components—Mix of Total Direct Compensation

The following charts show the mix of the target total direct compensation opportunities and the mix of compensation elements actually earned and realized in fiscal year 2014 by Mr. Skains and the other NEOs. The actual compensation realized from the incentive compensation opportunities is determined by Company performance over a one year period (in the case of the MVP plan and STIP) or a three year performance period (in the case of LTIP).

MR. SKAINS FISCAL YEAR 2014 TARGET vs. ACTUAL COMPENSATION MIX	OTHER NEOs FISCAL YEAR 2014 AVERAGE TARGET vs. ACTUAL COMPENSATION MIX

Retirement Benefits

The Company provides employees several retirement benefit plans and the opportunity to save additional amounts for retirement or other long-term financial goals. A summary of the retirement benefit plans is below.

Retirement Plan	Description/Features	Eligible Employees	Company’s Contribution
401(k) Plan	Defined contribution plan	Full-time and part-time employees	Match 100% up to 5% of employee’s eligible earnings
Defined Benefit Pension Plan	Traditional final average pay formula	Full-time and part-time employees hired prior to January 2008	Benefit based on pay, years of service and age at time of distribution
Money Purchase Pension Plan	Defined contribution plan	Full-time and part-time employees hired in January 2008 or after	Annual contribution equal to 4% of eligible earnings plus another 4% of earnings exceeding Social Security wage base
Defined Contribution Restoration Plan	Supplemental retirement benefits	Company Officers	Annual contribution equal to 13% of eligible compensation exceeding Internal Revenue Code compensation limitation for qualified retirement plans
Voluntary Deferral Plan	Savings plan for long term financial goals by deferring a portion of base salary and annual cash incentive compensation	Company Officers and key management employees	None
Term Life Insurance	Individual life insurance policies	Officers and key management employees	Policy premiums

The 401(k) plan is available to all employees and the NEOs participate in the 401(k) Plan on the same terms as other eligible employees, up to the Internal Revenue Code limitations.

In addition to the 401(k) plan, the Company also maintains a traditional pension plan for employees hired prior to January 2008 and a Money Purchase Pension Plan for employees hired in January 2008 or later, after the traditional pension plan was closed to new participants. Employees accrue benefits under the traditional pension plan for up to 35 years of service. All of the NEOs participate in the traditional pension plan except Mr. Newlin. Because Mr. Newlin was hired after 2008, he participates in the Money Purchase Pension Plan. The Company makes a contribution to that plan on his behalf equal to 4% of his total annual compensation (base salary and annual cash incentive compensation) plus another 4% (for a total of 8%) of the portion of his total annual compensation that exceeds the Social Security wage base.

All officers of the Company (including the Company’s NEOs) are eligible to participate in the Defined Contribution (DC) Restoration Plan, a non-qualified plan that provides supplemental retirement benefits because their benefits under the qualified retirement plans are adversely affected by the Internal Revenue Code limitations that apply to the qualified retirement plans.

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The plan’s objective is to bring the targeted retirement income for the covered officers to the same percentage as non-affected employees would receive under the qualified retirement plans. The Company credits each participant’s DC Restoration Plan account with an amount equal to 13% of the participant’s total annual compensation that exceeds the Internal Revenue Code compensation limitation that applies to the Company’s qualified retirement plans. A participating NEO’s DC Restoration Plan account becomes vested after the participant completes five years of service.

The Voluntary Deferral Plan is a non-qualified plan that allows the NEOs and other key employees to save additional amounts for retirement or other long-term financial goals by electing to defer a portion of their base salary and annual cash incentive compensation. No Company contributions are made to the Voluntary Deferral Plan. All amounts deferred by participants under the Voluntary Deferral Plan are fully vested. None of the NEOs contributed to the Voluntary Deferral Plan during fiscal year 2014.

The Company also maintains individual term life insurance policies for the NEOs ($1,950,000 for Mr. Skains, $200,000 for Mr. Newlin, $1,450,000 for Messrs. Yoho and O’Hara and $950,000 for Ms. Lewis-Raymond). The coverage amounts are higher for NEOs who participated in the former Supplemental Executive Benefit Plan to preserve the life insurance coverage benefit they had under that plan prior to its termination in 2008.

Other Compensation

As part of a comprehensive executive pay program, the Company provided the NEOs the following perquisites in fiscal year 2014:

•	Reimbursement of tax preparation expenses (annual capped allowance);

•	Home security (Mr. Skains and Ms. Lewis-Raymond only);

•	Limited spousal travel associated with Company functions; and

•	Sporting, cultural and other entertainment events, including participation of family members.

Management and the Compensation Committee believe that the perquisites described above support and facilitate position responsibilities, while providing a more tangible benefit than an equivalent amount of cash compensation. These perquisites are considered in the Compensation Committee’s review of total compensation for the NEOs. However, because these perquisites represent a relatively small portion of the NEOs’ total compensation, they do not materially influence the Compensation Committee’s decisions regarding total compensation. The Company does not provide any tax gross-up on perquisites or other benefits (other than for certain relocation expenses pursuant to our relocation policy).

Executive Stock Ownership Guidelines

At the recommendation of the Compensation Committee, the Company’s Board has established stock ownership guidelines for all employees who participate in the LTIP, including the NEOs. The Committee strongly advocates stock ownership as a means to better align management interests with those of shareholders. The targeted ownership level for Mr. Skains is Common Stock having a market value equal to five times his base salary. The targeted ownership level for each of the other NEOs is Common Stock with a market value equal to three times his or her base salary. Each NEO has a period of five years to achieve the applicable targeted ownership level of Common Stock, but they are deemed to be in compliance with the guidelines if they retain all Common Stock awarded to them through equity awards until their applicable base salary multiple is achieved. Up to 25% of STIP awards will be used to purchase Common Stock if an executive does not meet the ownership guidelines because of his or her sale or disposition of Common Stock.

These stock ownership targets are consistent with the Market Benchmark. The Compensation Committee also reviews on a regular basis the amount of stock owned by each NEO to ensure they are in compliance with the guidelines. Each NEO is in compliance with the stock ownership guidelines.

The Company’s Insider Trading Policy prohibits all its employees and members of its Board of Directors from engaging in hedging and other speculative transactions involving or based on Company securities. The Insider Trading Policy also prohibits members of the Board of Directors as well as all employees at or above director-level from pledging their Company securities as collateral for loans, except that with prior written consent of the Senior Vice President and Chief Compliance Officer and the Senior Vice President – Chief Administrative Officer (or in the case of a Board member, the Board’s Directors and Corporate Governance Committee) and certification to financial capacity to repay the loan without selling the pledged securities. Such persons may pledge shares that are in excess of 125% of their required share ownership. None of the shares owned by officers or members of the Company’s Board of Directors are currently pledged.

Employment Agreements

Each NEO is party to an Amended and Restated Employment Agreement (the “Employment Agreement”) with the Company. In approving the Employment Agreements, the Compensation Committee determined that the continued retention of the services of the NEOs on a long-term basis is in the best interest of the Company in that it promotes the stability of senior management and enables the Company to retain the services of well-qualified officers with extensive contacts and experience in the natural gas distribution industry. Each of these Employment Agreements is substantially similar, and the material terms of the agreements are described below under “Post-Employment Benefits.”

Retirement Policy

The Company requires its senior officers (CEO and his officer direct reports) to retire from employment with the Company by the annual shareholder meeting following the date the officer attains age 65. An officer who meets the mandatory retirement conditions specified in this Policy may continue in employment beyond the annual shareholder meeting following the date the officer attains age 65 if the Board of Directors approves the continued employment. In such event, employment may continue until such time as the Board of Directors withdraws its approval of the continued employment.

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Severance and Change-in-Control Agreements

The Company believes that the occurrence of a change-in-control can create insecurity among senior executives regarding continued employment. In view of this, the Company has entered into a Severance Agreement with each NEO. The primary objective of the Severance Agreements is to protect the Company’s interests by eliminating the distraction created by the lack of severance upon termination. This belief is evidenced by the Company’s use of a “double trigger” arrangement, requiring both a change-in-control event (as defined in the agreements) and the executive’s involuntary or constructive termination in order for severance benefits to be paid. The severance benefits provided under the Severance Agreements are based on a competitive design and costing analysis of the Peer Group conducted for the Compensation Committee by Hay Group.

The Company does not pay any tax gross-ups on benefits paid under the Severance Agreements. Under the Severance Agreements, in the event that any payment or benefit received or to be received by the officer constitutes a non-deductible “parachute payment” (in whole or part) under Section 280G of the Internal Revenue Code, then the executive is responsible for the payment of the related excise taxes under Section 4999 of the Internal Revenue Code. If it is determined that reducing the benefits below the level at which they become “excess” parachute payments would result in a greater after-tax benefit to the executive, these benefits will be reduced to the extent necessary to exclude such benefits from Section 4999 taxation. The Company believes that this “greater of” approach delivers a greater portion of the intended severance benefit to the executive without incurring the additional expense of a tax gross-up.

The Severance Benefits (Termination Following a Change-in-Control) Table and accompanying narrative and footnotes in “Executive Officer Compensation Disclosure Tables” disclose the severance benefits payable under the Severance Agreements to each NEO, based on a hypothetical Company change-in-control and involuntary or constructive employment termination date of October 31, 2014.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its Chief Executive Officer and certain other executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

The Company considers the impact of this rule when developing and implementing short- and long-term incentive programs to meet the deductibility requirements by focusing on performance-based incentive compensation opportunities. The Company believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under the compensation program, including base salaries, MVP plan awards and grants of deferred shares (restricted stock and retention units), may not qualify as performance-based compensation excluded from the limitation on deductibility.

Compensation Risk Assessment

During fiscal year 2014, the Compensation Committee reviewed and discussed an analysis by Company management of the relationship between the Company’s compensation practices and risk. After reviewing and discussing the analysis, the Compensation Committee concluded that the Company’s compensation practices do not encourage inappropriate risk taking and therefore are not reasonably likely to have a material adverse effect on the Company. The Committee’s conclusion was based, in part, on the following:

•	Award payouts are capped. Annual cash bonuses under the STIP and MVP plan are capped at 150% of each participant’s target award. STIP individual targets range from 3% to 60% of base salary and MVP plan individual target awards range from 2% to 6% of eligible earnings. LTIP awards are capped at 120% of each participant’s target award and individual target awards range from 20% to 100% of base salary. Beginning with the 2015 LTIP plan, awards are capped at 150% of each participant’s target award.

•	Annual performance targets are based on a Board-approved business plan that is the product of a well-defined Company planning process. The threshold, target and maximum performance levels for STIP and MVP plan awards are based on an overall Company business plan that has been reviewed and approved by the Board of Directors and are in line with the Company’s budget and announced market guidance.

•	The Board monitors performance against the Board-approved budget. The Company’s annual capital budget and budgeted earnings per share reflect the Board-approved business plan and are approved in advance by the Board of Directors. Performance compared to budget is reviewed regularly with the Board. The Company has numerous internal controls to monitor actual performance compared to budget.

•	Balance between base salary and performance-based compensation. The caps on performance-based incentive compensation insure an appropriate balance between base salary and performance-based incentive compensation.

•	Balance between short-term and long-term performance. The balance between short-term (STIP and MVP plan) targets and long-term (LTIP) targets supports a balanced focus on both short-term and long-term performance. One of the LTIP performance metrics is the Company’s compound annual EPS growth rate. The three year EPS growth rate under the LTIP provides a balance to the annual EPS performance metric under the STIP and MVP plan.

•	Overlapping performance period design discourages short-term focus. LTIP awards have three-year overlapping performance periods. This overlapping period design results in performance in a given year impacting three performance award opportunities, discouraging favoring annual performance at the expense of long-term results.

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•	Effective internal controls over financial reporting. The Company’s controls include written policies and guidelines, internal audits, regular reviews by management and by the Audit Committee, and careful selection and training of accounting personnel. The internal controls minimize the risk that incentive awards will be based on EPS performance that is inaccurate.

•	Significant Board oversight of award measures and payouts. The Compensation Committee reviews and approves the measures for all awards for which executive officers are eligible, reviews actual Company performance at the end of each performance period and approves all STIP, MVP plan and LTIP awards prior to payment of any awards. The new ROE performance metric approved by the Compensation Committee beginning with the 2015 LTIP is based on the weighted average of allowed ROEs approved by the state regulatory commissions having jurisdiction over the Company’s utility operations.

•	Linear payout curve under incentive plans. The payout curve under the incentive plans, from threshold to maximum, is a straight line (linear) progression, which mitigates against inappropriate risk-taking to achieve exponentially greater awards.

•	Stock ownership policy mitigates against short-term view. The Compensation Committee has adopted a stock ownership policy that requires significant stock ownership by executives who are members of the Company’s Leadership Council, all of whom participate in the Company’s long-term and short-term incentive plans. Requiring executives to retain their shares supports a focus on long-term performance.

•	Award programs focused on specific areas of the Company’s operations are limited and immaterial. Employees in a few specific areas of the Company’s operations are eligible for limited performance bonuses as an incentive for successful performance. The dollar amount of these awards is immaterial to the Company.

•	Compensation plans are methodically designed and administered. The Compensation Committee has adopted stated policies and practices for compensation plan design. The compensation plans are documented, communicated and administered on a consistent basis.

•	Board approves and monitors risk appetite. The Company implements a reporting framework based on Board-approved risk appetite statements that articulate risk-taking at the Company. Such statements are monitored by objective metrics, supplemented by subjective assessments, that gauge levels of risk taking. These metrics and assessments are provided to the Board’s Finance and Enterprise Risk Committee and the Board of Directors on a quarterly and annual basis for their oversight.

Conclusion

The Compensation Committee has reviewed all components of the compensation earned by the NEOs under the Company’s executive compensation program, including base salary, short- and long-term incentive compensation, retirement benefits and the dollar value of all perquisites and other personal benefits. The Compensation Committee concluded that the compensation components and the compensation in the aggregate are reasonable and appropriate and operated as intended in 2014 by continuing to support a strong link between pay and performance and the long-term interests of the Company’s shareholders.

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Executive Officer Compensation Disclosure Tables

The following tables disclose information related to the compensation of the Company’s NEOs. The first table, the Summary Compensation Table, provides a summary of the total compensation for the 2014 fiscal year of the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2014. The tables following the Summary Compensation Table provide additional information about the elements of compensation presented in the Summary Compensation Table and the pension, deferred compensation and severance benefits of the NEOs. The tables include an introductory description and extensive explanatory footnotes to help you understand the information shown in the tables.

Summary Compensation Table

The following table summarizes the compensation of the NEOs. The table shows the base salary, the actual STIP and MVP plan awards and all other compensation awarded to the NEOs for each fiscal year. The table also shows the grant date value, assuming target level performance, of the LTIP awards granted to the NEOs at the beginning of each fiscal year. The grant date values may or may not be realized by the NEOs depending on Company performance, the future market value of the Common Stock and the continued employment of the executive. The table includes the change each year in the present value of the Retirement Plan benefit of each NEO who is eligible to participate in that plan.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED OCTOBER 31, 2014

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Thomas E. Skains	2014	$868,048	$0	$1,122,075	$0	$802,444	$100,178	$218,682	$3,111,427
Chairman, President and	2013	$842,519	$0	$1,161,257	$0	$805,620	$4,879	$217,307	$3,031,582
Chief Executive Officer	2012	$816,399	$0	$3,482,097	$0	$677,526	$176,290	$186,121	$5,338,433
Karl W. Newlin	2014	$426,626	$0	$332,023	$0	$335,097	$0	$96,154	$1,189,900
Senior Vice President	2013	$404,521	$0	$335,849	$0	$328,577	$0	$85,068	$1,154,015
and Chief Financial Officer	2012	$379,496	$0	$366,749	$0	$267,395	$0	$61,437	$1,075,077
Franklin H. Yoho	2014	$438,387	$0	$785,558	$0	$344,341	$69,469	$87,834	$1,725,589
Senior Vice President –	2013	$425,305	$0	$351,869	$0	$345,506	$947	$77,266	$1,200,893
Chief Commercial Officer	2012	$411,304	$0	$393,466	$0	$289,957	$109,901	$73,164	$1,277,792
Kevin M. O’Hara	2014	$376,266	$0	$291,825	$0	$243,266	$122,352	$72,254	$1,105,963
Senior Vice President –	2013	$365,038	$0	$302,005	$0	$244,001	$0	$64,696	$975,740
Chief Administrative Officer	2012	$352,827	$0	$337,709	$0	$204,571	$240,738	$64,016	$1,199,861
Jane Lewis-Raymond	2014	$369,245	$0	$287,213	$0	$238,716	$47,295	$61,427	$1,003,896
Senior Vice President –	2013	$324,803	$0	$291,430	$0	$234,854	$0	$51,217	$902,304
Chief Legal, Compliance and External Affairs Officer	2012	$334,741	$0	$320,392	$0	$194,111	$65,282	$41,023	$955,549
(1)	Any bonuses included in the “Bonus” column represent sign-on bonuses.
(2)	The amounts reported in this column are the aggregate grant date fair values (excluding the effect of estimated forfeitures), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, of (a) equity-based awards to all of the NEOs under the Company’s LTIP and (b) a stock unit award representing 12,000 shares of the Company’s Common Stock made to Mr. Yoho for his outstanding management and execution of business development growth opportunities for the Company. The grant date fair values included in this column for the 2016 LTIP performance awards granted on December 11, 2013 are based on the target level of performance and the closing market price of the Company’s Common Stock on the grant date ($32.03). If the highest level of performance is achieved, the amounts that will be received with respect to the 2016 LTIP awards (based on the closing market price of the Company’s Common Stock on the grant date) are as follows: Mr. Skains, $1,683,113; Mr. Newlin, $498,035; Mr. Yoho, $509,998; Mr. O’Hara, $437,738; and Ms. Lewis-Raymond $430,820. The grant date values may or may not be realized by the named executive officers depending on Company performance, the future market value of the Company’s Common Stock and the continued employment of the executive. The grant date fair value included in this column for the stock unit award to Mr. Yoho is $445,560 (the product of the 12,000 shares represented by the award multiplied by the closing market price of the Company’s Common Stock on September 3, 2014, the last trading day preceding the date of the award ($37.13).) See Note 10 of the Company’s audited financial statements for the fiscal year ended October 31, 2014 (included in the Company’s annual report on Form 10-K filed with the SEC on December 23, 2014) for a discussion of the assumptions used in the calculation of these amounts.
(3)	The Company does not currently grant stock options.
(4)	The amounts set forth in this column were earned during fiscal 2014 and paid in early fiscal 2015 under the Company’s annual STIP and MVP Plans.
(5)	These amounts represent the increase in the actuarial present value of the officer’s accumulated benefit under the Company’s Retirement Plan.
(6)	The following table shows, by category and amount, all compensation included in the “All Other Compensation” column for the fiscal year ending October 31, 2014. Perquisites are comprised of tax preparation services, home security (Mr. Skains and Ms. Lewis-Raymond only), limited spousal travel associated with company functions, and sporting, cultural and other entertainment events, including the participation of family members. All Other Compensation also includes the value of points received from the Rewards & Recognition program.

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ALL OTHER COMPENSATION FOR FISCAL YEAR ENDED OCTOBER 31, 2014

Compensation Item	Mr. Skains	Mr. Newlin	Mr. Yoho	Mr. O’Hara	Ms. Lewis-Raymond
Company matching contribution to 401 (k) plan	$13,000	$13,000	$13,000	$13,000	$13,000
Company contribution to the Money Purchase Pension Plan	$0	$15,852	$0	$0	$0
Company contribution to Defined Contribution Restoration Plan	$181,633	$62,614	$67,345	$46,274	$43,413
Insurance premium for Executive Life	$8,357	$330	$4,879	$5,212	$1,675
Perquisites (not exceeding $25,000 each)	$15,393	$4,336	$2,590	$7,746	$3,305
TOTALS	$218,383	$96,132	$87,814	$72,232	$61,393

Grants of Plan-Based Awards

The columns in the following table under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” show the threshold, target and maximum (stretch) incentive awards the NEOs could have earned under the Company’s annual STIP and MVP plans for fiscal year 2014, based upon the achievement of predetermined performance goals. The actual amounts earned under these plans for fiscal year 2014 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The columns in the table under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” show the threshold, target and maximum performance units granted under the Company’s ICP for the three-year performance period that began on November 1, 2013 and will end on October 31, 2016 (2016 LTIP).

GRANTS OF PLAN BASED AWARDS FOR FISCAL YEAR ENDED OCTOBER 31, 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock	All Other Option
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units (#)	Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/sh)	Grant Date Fair Value of Stock and Options Awards(2)
Thomas E. Skains	12/11/13				17,516	35,032	52,548	0	n/a	n/a	$1,122,075
		$288,806	$577,612	$866,418
Karl W. Newlin	12/11/13				5,183	10,366	15,549	0	n/a	n/a	$332,023
		$120,581	$241,161	$361,742
Franklin H. Yoho	12/11/13				5,308	10,615	15,923		n/a	n/a	$339,998
	9/4/14							12,000			$445,560
		$123,934	$247,868	$371,802
Kevin M. O’Hara	12/11/13				4,556	9,111	13,667	0	n/a	n/a	$291,825
		$87,560	$175,119	$262,679
Jane
Lewis-Raymond	12/11/13				4,484	8,967	13,451	0	n/a	n/a	$287,213
		$85,905	$171,810	$257,715
(1)	The formula to determine the number of units awarded to each participant considers position, base salary and stock price/performance share valuation at the time of award, and the number of months of participation. Each unit awarded is equivalent in value to one share of Common Stock. If performance measures are met, as determined and approved by the Compensation Committee, payouts of the award, in the form of Common Stock and up to 50% cash applied to taxes, will occur at the end of the performance period.

(2)	This column represents the value of the LTIP performance units (2016 LTIP) at target level of performance as awarded on December 11, 2013, based on the closing price of the Company’s Common Stock on the New York Stock Exchange on that date of $32.03. The actual number of LTIP performance units earned will be determined after the end of the three-year performance period ending on October 31, 2016. The grant date values may or may not be realized by the named executive officers depending on Company performance, the future market value of the Company’s Common Stock and the continued employment of the executive. This column for Mr. Yoho also represents the grant date value of a stock unit award representing 12,000 shares of the Company’s Common Stock made to Mr. Yoho for his outstanding management and execution of business development growth opportunities for the Company. Mr. Yoho received the award on September 4, 2014 and the grant date fair value is based on the closing market price of the Company’s Common Stock of $37.13 on September 3, 2014, the last trading day preceding the date of the award.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information about unearned LTIP performance unit awards and unvested retention units held by the NEOs on October 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR FISCAL YEAR ENDED OCTOBER 31, 2014

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Thomas E. Skains	n/a	n/a	n/a	n/a	n/a	72,308	$2,748,427	35,032	$1,331,566
								36,679	$1,394,169
								38,657	$1,469,353
Karl W. Newlin	n/a	n/a	n/a	n/a	n/a	0	$0	10,366	$394,012
								10,608	$403,210
								10,886	$413,777
Franklin H. Yoho	n/a	n/a	n/a	n/a	n/a	0	$0	10,615	$403,476
								11,114	$422,443
								11,679	$443,919
Kevin M. O’Hara	n/a	n/a	n/a	n/a	n/a	0	$0	9,111	$346,309
								9,539	$362,577
								10,024	$381,012
Jane	n/a	n/a	n/a	n/a	n/a	0	$0	8,967	$340,836
Lewis-Raymond								9,205	$349,882
								9,510	$361,475
(1)	The amount reported in this column for Mr. Skains represents the sum of 64,700 time-vested retention units granted on December 15, 2011, and 7,608 accrued dividend equivalent units, multiplied by the closing price of the Company’s Common Stock ($38.01) on October 31, 2014. These retention units vest on the following schedule: 20% in December 2014, 30% in December 2015 and 50% in December 2016, provided he is employed by the Company on each vesting date (or if earlier, upon his death or disability). During the vesting period, dividend equivalent units will accrue on the retention units and vest according to the aforementioned vesting schedule. The units are payable in the form of one share of Common Stock for each vested retention unit remaining after payment of withholding taxes.

The amount in this column may or may not be realized by Mr. Skains depending on the future market value of the Company’s Common Stock and his continued employment.

(2)	The amounts in this column equal the target number of performance shares awarded under the ICP for the following performance periods (in descending order) multiplied by the closing price of the Company’s Common Stock ($38.01) on October 31, 2014: 2016 LTIP (November 1, 2013 to October 31, 2016), 2015 LTIP (November 1, 2012 to October 31, 2015), and 2014 LTIP (November 1, 2011 to October 31, 2014). The amounts indicated are not necessarily indicative of the amounts that may actually be realized by the individual executives. The target number of performance units under the 2014 LTIP were earned for the three fiscal year period ended October 31, 2014.

The ICP sets forth the rights of participants, including the named executive officers, to receive an LTIP award upon various termination events. If a participant in the LTIP dies prior to the end of the applicable performance period, the participant’s designated beneficiary will receive the target number of performance shares. In the event a participant in the LTIP becomes disabled prior to the end of the applicable performance period, the participant will receive an award based on the Company’s performance for the full performance period. In the event a participant in the LTIP retires prior to the end of the applicable performance period, the participant will receive an award based on the Company’s performance for the full performance period, prorated to reflect the period of time during which the participant was an active participant during the performance period. In the event of a termination without cause or by employee for good reason within one year following a change-in-control, the target number of any performance shares outstanding (or the number based on actual performance if the termination occurs after the end of a performance period but before the award is paid) will become vested and must be paid to the participant within 2-1/2 months after the termination or end of performance period, as the case may be. If a participant’s employment terminates prior to the end of the applicable performance period for any other reason, the participant will not receive any award. The tables, footnotes and narrative set forth in the section entitled “Post-Employment Benefits” describe the rights of named executive officers to receive LTIP awards pursuant to their Employment Agreements and Severance Agreements.

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Option Exercises and Stock Vested

The following table provides information about the performance-based and other stock awards earned in fiscal year 2014.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED OCTOBER 31, 2014

	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized
Name	(#)	($)	(#)	on Vesting
Thomas E. Skains	n/a	n/a	71,692	$2,535,392
Karl W. Newlin	n/a	n/a	17,215	$618,014
Franklin H. Yoho	n/a	n/a	33,629	$1,210,565
Kevin M. O’Hara	n/a	n/a	18,562	$656,534
Jane Lewis-Raymond	n/a	n/a	15,060	$540,574
(1)	The Company does not currently grant stock options.

(2)	The value shown in this table equals the number of units earned under the December 2010 retention award and the 2014 LTIP multiplied by the closing market price of the Company’s Common Stock at end of the 2014 fiscal year on October 31, 2014 of $38.01. The December 2010 retention award, which vested in December 2013, was granted to all participants in the LTIP in December 2010 to support the retention of key management during a period of challenging economic and market conditions when multiple executives were leaving for retirement. For Mr. Yoho the value also includes stock unit award representing 12,000 shares of Common Stock for his outstanding management and execution of business development growth opportunities for the Company. The actual value of the units earned by the NEOs was based on the closing market price of the Common Stock on the day before the units were distributed.

Pension Benefits

The following table provides the actuarial present value of the benefit earned by each NEO under the Company’s Retirement Plan (other than Mr. Newlin who is not eligible to participate in the Retirement Plan). Mr. Newlin participates in the Company’s Money Purchase Pension Plan. The Company’s contribution to the Money Purchase Pension Plan for the benefit of Mr. Newlin is shown in footnote 6 to the Summary Compensation Table.

PENSION BENEFITS FOR FISCAL YEAR ENDED OCTOBER 31, 2014

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Thomas E. Skains	Retirement Plan	19.5	$810,862	n/a
Karl W. Newlin(2)		n/a	n/a	n/a
Franklin H. Yoho	Retirement Plan	12.5	$424,242	n/a
Kevin M. O’Hara	Retirement Plan	26.5	$1,002,874	n/a
Jane Lewis-Raymond	Retirement Plan	8.5	$205,997	n/a
(1)	The Company’s Retirement Plan covers all full-time employees hired before January 1, 2008 upon attainment of age 21 and completion of one year of service, or attainment of age 30. The full cost of the Retirement Plan is paid by the Company. Benefits under the Retirement Plan are determined by a step-rate formula which utilizes the participant’s covered compensation, final average earnings and credited years of service. Benefits under the Retirement Plan become fully vested prior to normal retirement age upon the completion of five years of service with the Company.

The Retirement Plan benefit amounts represent the actuarial present value of each executive’s accumulated benefit using the same assumptions used by the Company for financial reporting purposes and each executive’s age, length of service and average annual compensation. Note 9 to the Company’s audited financial statements for the fiscal year ended October 31, 2014 (included in the annual report on Form 10-K filed with the SEC on December 23, 2014) describes the valuation assumptions used to calculate the actuarial present value of the Retirement Plan benefits.

(2)	Mr. Newlin is not eligible to participate in the Retirement Plan because he commenced employment after December 31, 2007.

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Nonqualified Deferred Compensation

The following table provides information about contributions and earnings credited to the accounts of the NEOs under the Company’s Defined Contribution Restoration Plan during fiscal year 2014. None of the executive officers contributed to the Company’s Voluntary Deferral Plan during fiscal year 2014.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR ENDED OCTOBER 31, 2014

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contribution	Contributions	Earnings	Withdrawals /	Balance
Name	in Last FY	in Last FY(1)	in Last FY	Distributions	at Last FYE(2)
Thomas E. Skains	$0	$181,633	$84,891	$0	$1,074,444
Karl W. Newlin	$0	$62,614	$-2,248	$0	$162,168
Franklin H. Yoho	$0	$67,345	$33,171	$0	$395,400
Kevin M. O’Hara	$0	$46,274	$20,994	$0	$269,532
Jane Lewis-Raymond	$0	$43,413	$22,997	$0	$224,094
(1)	The amounts presented in this column represent Company credits to the executive officers’ accounts under the Defined Contribution Restoration Plan, a supplemental retirement benefit plan that covers officers whose benefits under the tax-qualified Retirement Plan are limited by the Internal Revenue Code limitations. These amounts are shown in footnote 6 to the Summary Compensation Table. The Company’s credits equal 13% of each participant’s total cash compensation (base salary and annual incentive compensation) that exceeds the Internal Revenue Code compensation limitation that applies to the Company’s tax-qualified Retirement Plans. The limitation was $260,000 for 2014. It is adjusted periodically by the Internal Revenue Service.

(2)	A participant’s account becomes vested after the participant completes five years of service with the Company. The named executive officers are fully vested in their accounts other than Mr. Newlin who has completed three years of service with the Company. The vested amount credited to a participant’s account will be distributed to the participant upon separation from service.

Post-Employment Benefits

The following tables show the benefits the named executive officers would have received (including the vesting of incentive awards that would have occurred) pursuant to each officer’s Employment Agreement and Severance Agreement if they had terminated employment under certain circumstances on October 31, 2014.

For each named executive officer included in the tables, any severance benefits, other than in the event of a change-in-control, are governed by the officer’s Employment Agreement. The term of employment under each Employment Agreement is for one year. The Employment Agreements are automatically extended for successive one-year periods. If written notice from the Company or the officer is delivered to the other party advising the other party that the Employment Agreement is not to be further extended, then the Employment Agreement will be terminated on the first anniversary of the date of notice (second anniversary for Mr. Skains). No extension may allow an Employment Agreement to extend beyond the date of the annual shareholder meeting following the date the officer attains age 65, or such later retirement date as may be approved pursuant to the Company’s Senior Officer Mandatory Retirement Policy as in effect from time to time. Under each Employment Agreement the officer is entitled to a base salary and to participation in any plan relating to incentive compensation, stock options, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Company has adopted, or may from time to time adopt, for the benefit of its executive officers and for employees generally. Each of these officers is also entitled to such customary fringe benefits as are consistent with the normal practices and established policies of the Company. Each Employment Agreement contains a covenant not to compete with the Company or its subsidiaries for the term of the Employment Agreement without the prior written consent of the Company.

Each Employment Agreement will be terminated upon the death or total permanent disability of the officer. Pursuant to the terms of each Employment Agreement, compensation will continue to be paid through the end of the month in which the officer dies. In the case of permanent disability, if the officer is absent from the full-time performance of his duties for six months, the Company may terminate the officer after 30 days’ notice. Upon permanent disability, the officer is entitled to all compensation through 90 days after the date of determination. If the officer is involuntarily terminated other than for cause, the Company will pay all compensation and benefits for 12 months after the effective date of termination or until the officer reaches age 65, whichever is earlier.

The severance benefits shown in the table below for each named executive officer are based on a hypothetical termination date of October 31, 2014 for each of the termination events.

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SEVERANCE BENEFITS (TERMINATION NOT DUE TO A CHANGE-IN-CONTROL) FOR FISCAL YEAR ENDED OCTOBER 31, 2014

Termination Events and Related Benefits(1)	Skains	Newlin	Yoho	O’Hara	Lewis-Raymond
Disability
Base salary for 3 months	$217,989	$107,500	$110,090	$94,490	$93,000
MVP for fiscal year ended 10/31/14	$78,860	$38,675	$39,824	$34,181	$33,487
TOTAL	$296,849	$146,175	$149,914	$128,671	$126,487
Involuntary without Cause
Base salary for 12 months	$871,955	$430,000	$440,360	$377,960	$372,000
MVP for fiscal year ended 10/31/14	$78,860	$38,675	$39,824	$34,181	$33,487
Target STIP for fiscal year ending 10/31/15	$523,173	$215,000	$220,180	$151,184	$148,800
Vesting of LTIP performance shares for performance period ending 10/31/15 (assuming target performance)	$1,394,169	$403,210	$422,443	$362,577	$349,882
Welfare benefits for 12 months	$16,077	$15,226	$13,440	$15,105	$2,974
TOTAL	$2,884,234	$1,102,111	$1,136,247	$941,007	$907,143
ANY OTHER TERMINATION	$0	$0	$0	$0	$0
(1)	All amounts assume an October 31, 2014 termination event and are based on the Company’s closing stock price of $38.01 on that date.
This table does not include amounts to which every participant in the LTIP, STIP and MVP plan, including the named executive officers, would be entitled upon various termination events. Pursuant to the ICP, if a participant in the STIP terminates employment prior to the end of the fiscal year due to death, the participant will receive the target award. In the event a participant in the STIP becomes disabled prior to the end of the fiscal year, the participant will receive an award based on the Company’s performance for the full fiscal year. In the event a participant in the STIP retires prior to the end of the fiscal year, the participant will receive an award based on the Company’s performance for the full fiscal year, prorated to reflect the period of time during which the participant was employed during the fiscal year. The treatment of STIP awards in the event of a change-in-control is discussed below in the narrative to the table “Payments Upon A Termination Of Employment Following A Change In Control For Fiscal Year Ended October 31, 2014.” If a participant’s employment terminates prior to the end of the fiscal year for any other reason, the participant will not receive any STIP award. If a participant in the MVP plan terminates employment prior to the end of the fiscal year due to death, the participant will receive an award based on target performance, prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant in the MVP plan becomes disabled prior to the end of the fiscal year, the participant will receive an award based on the Company’s performance for the full fiscal year prorated for any period of disability that extends beyond six months. If a participant in the MVP plan retires prior to the completion of the fiscal year, the participant will receive an award based on the Company’s performance for the full fiscal year, prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant’s employment terminates prior to the payment date for MVP plan awards for any other reason, the participant will not receive any award. Footnote 2 to the “Outstanding Equity Awards at Fiscal Year-End for Fiscal Year Ended October 31, 2014” table describes rights of each participant in the LTIP to receive a distribution of LTIP awards upon various termination events.

For each named executive officer, severance benefits in the event of a change-in-control are governed by the officer’s Severance Agreement and the ICP. Each named executive officer’s Severance Agreement is substantially similar. The agreements automatically renew for successive one-year periods unless either party gives specified prior notice of termination, provided that if a change-in-control of the Company occurs prior to the termination of the agreement, the term expires at the end of the 36th month after the month in which the change-in-control occurs. Under each agreement, during any period following a change-in-control that the officer fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company will pay the officer’s full salary and benefits at the rate in effect at the commencement of that period until the officer’s employment is terminated by the Company for permanent disability. Disability is defined as absence from full-time performance of the executive’s duties for a period of six consecutive months. If the officer’s employment is terminated for any reason following a change-in-control, the Company will pay the officer’s full salary and benefits through the date of termination at the rate in effect immediately prior to the date of termination and will pay the officer’s normal post-termination compensation and benefits as such payments become due, including a lump sum payment of vested, accrued and unpaid vacation pay.

In addition, the Severance Agreements provide that if an officer is terminated following a change-in-control, other than (i) by the Company for cause, (ii) by reason of death or disability or (iii) by the officer without good reason, including retirement from the Company, the Company shall (a) pay the officer a lump sum severance payment, in cash, equal to three times the sum of the officer’s then-current annual base salary and target bonus (STIP and MVP plan target opportunities combined) as of the date of termination, and (b) for a three-year period following the date of termination, arrange to provide the officer and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the officer and dependents immediately prior to the date of termination. Constructive termination is deemed to have occurred if (i) the officer’s employment is terminated by the Company without cause prior to a change-in-control (whether or not a change-in-control ever occurs) and at the request or direction of a person who has entered into an agreement with the Company which, if completed, would constitute a change-in-control, or (ii) the officer terminates employment for good reason prior to a change-in-control (whether or not a change-in-control ever occurs) and the circumstance that constitutes good reason occurs at the request or direction of that person, or (iii) the officer’s employment is terminated by the Company without cause or by the officer for good reason and the termination, or the circumstance that constitutes good reason, is otherwise in connection with or in anticipation of a change-in-control (whether or not a change-in-control ever occurs).

Generally, a change-in-control under the Severance Agreements occurs if any of the following events occurs:

•	any person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company’s then outstanding securities; or

•	the following individuals cease for any reason to constitute a majority of the Company’s directors: individuals who, on the date of the Severance Agreements, constitute the Board and any new director whose election by the Board, or nomination for election by the Company’s shareholders, was approved by a vote of at least 2/3 of the directors then still in office who either were directors on the date of the Severance Agreement or whose election or nomination for election was previously so approved; or

•	the Company merges or consolidates with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company that are outstanding immediately prior to the merger or consolidation continuing to represent at least 50% of the voting power of the securities of the Company or such surviving entity that are outstanding immediately after the merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company, in which no person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company’s then outstanding securities; or

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•	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the Company sells or disposes all or substantially all of its assets, other than a sale or disposition of all or substantially all of the Company’s assets to an entity, at least 50% of the voting power of the securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Please refer to the form of Severance Agreement attached as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended July 31, 2007, filed with the SEC and available on the Company’s website, for more details.

Pursuant to the ICP, in the event of a termination of an NEO without cause or by the NEO for good reason within one year following a change-in-control, (i) the target number of shares under the NEO’s outstanding LTIP awards (or the number based on actual performance if the termination occurs after the end of a performance period but before the award is paid) will become vested and must be paid to the NEO within 2-1/2 months after the termination or end of performance period, as the case may be, (ii) the amount of the NEO’s outstanding STIP award shall be based on target performance, prorated to reflect the period of time during which the NEO was employed during the fiscal year (or based on actual performance if the termination occurs after the end of a performance period but before the award is paid) and shall be paid to the participant within 2-1/2 months after the termination or end of performance period, as the case may be, and (iii) all restrictions on any outstanding retention award or other stock unit award shall be eliminated and such awards shall immediately vest. For the NEOs, the definition of a change-in-control under the ICP is the same as set forth in their Severance Agreements. That definition is set forth above.

The severance benefits shown in the table below for each named executive officer are based on a hypothetical change-in-control and subsequent qualifying termination event as of October 31, 2014.

PAYMENTS UPON A TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL FOR FISCAL YEAR ENDED OCTOBER 31, 2014

Executive	Cash Severance(1)	Stock Awards(2)	Welfare Benefits(3)	Totals(4)
Thomas E. Skains	$4,348,701	$6,943,515	$48,231	$11,340,447
Karl W. Newlin	$2,013,483	$1,210,999	$45,678	$3,270,160
Franklin H. Yoho	$2,064,687	$1,269,838	$40,320	$3,374,845
Kevin M. O’Hara	$1,659,237	$1,089,899	$45,315	$2,794,451
Jane Lewis-Raymond	$1,631,430	$1,052,193	$8,922	$2,692,545
(1)	Amounts represent three times the officer’s annual base salary and target bonus opportunity (STIP and MVP combined).
(2)	Amounts represent the vesting of target performance share opportunities for 2014 LTIP, 2015 LTIP and 2016 LTIP awards, based upon the Company’s closing stock price of $38.01 on October 31, 2014 and the vesting of retention units that were granted to Mr. Skains on December 15, 2011. The retention units granted to Mr. Skains accrue dividend equivalent units during the vesting period, and the amount disclosed for Mr. Skains includes the October 31, 2014 value of those dividend equivalent units.
(3)	Amounts represent three years of life, disability, accident and health insurance benefits.
(4)	Total payments represent amounts received by the officer before the officer’s payment of applicable excise and income taxes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K (17 CFR §229.402(b)), set forth above, with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and in the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2014.

Submitted by the Compensation Committee.

Frank B. Holding, Jr., Chair
Malcolm E. Everett III
Aubrey B. Harwell, Jr.
Minor M. Shaw
Phillip D. Wright

December 11, 2014

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Common Stock that may be issued under the Company’s compensation plans, as of October 31, 2014:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	796,756(2)	$ 0	1,186,309(3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
(1)	The 2014 LTIP, 2015 LTIP and 2016 LTIP and Mr. Skains’ December 2011 retention award were issued under the Incentive Compensation Plan. The 2014 LTIP vested on November 1, 2014 (upon completion of the three-year performance period ending on the previous day). The 2015 LTIP and 2016 LTIP vest upon completion of three-year performance periods ending October 31, 2015 and October 31, 2016, respectively. If performance measures are met, as determined and approved by the Compensation Committee, payout of each award will occur at the end of the respective performance period. The 2015 LTIP and 2016 LTIP are payable in the form of Common Stock and up to 50% withheld for taxes. All units paid out are valued at the closing market price of Common Stock on the date of Compensation Committee approval of distribution. On December 15, 2014, 20% of Mr. Skains’ retention units, plus dividend equivalent units that accrued on those retention units, vested. The remainder of Mr. Skains’ retention units will vest on the following schedule, provided Mr. Skains remains employed through each of the vesting dates (or if earlier, upon Mr. Skains’ termination of employment with the Company due to his death or disability): 30% on December 15, 2015 and the remaining 50% on December 15, 2016. During the vesting period, dividend equivalent units will accrue on the retention units and vest according to the same vesting schedule. Upon each vesting date, the number of vested retention units remaining after payment of withholding taxes will be paid to Mr. Skains in the form of one share of Common Stock per retention unit.
(2)	Comprised of unearned shares under the 2014 LTIP, 2015 LTIP and 2016 LTIP that would be distributed if stretch goals were met, and the number of shares that would be awarded under Mr. Skains’ retention award if the entire award fully vested. The 2014 LTIP vested on November 1, 2014, and the actual number of shares issued was less than would have been distributed if stretch goals were met. On December 15, 2014, 20% of Mr. Skains’ retention units, plus dividend equivalent units that accrued on those retention units, vested, with 50% withheld for taxes and the remainder paid to Mr. Skains in the form of one share of Common Stock per retention unit. The number in this column is greater than the number of shares attributable to the 2014 LTIP, 2015 LTIP and 2016 LTIP and Mr. Skains’ retention award that are included in the calculation of diluted earnings per share in the 2014 Annual Report on Form 10-K.
(3)	Comprised of 1,010,325 shares available for issuance under the ICP (which includes shares withheld for payment of taxes) and 175,984 shares available for issuance under the Company’s Employee Stock Purchase Plan.

OTHER BUSINESS

The Board and management do not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the proxy holders named in the accompanying form of proxy will vote the proxies in accordance with their best judgment. The form of proxy confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting.

MISCELLANEOUS

The Company’s 2014 Summary Annual Report is available electronically on the Company’s website at www.piedmontng.com in the “For Investors — Financial Information & Reports” section. There you will find instructions for obtaining a paper copy of the 2014 Summary Annual Report.

We respectfully urge you to enter your vote instructions online or by telephone or by completing, signing, dating and mailing a proxy card or voting instruction form. Your prompt response will be appreciated.

By order of the Board of Directors,

Judy Z. Mayo

Vice President, Corporate Secretary
and Deputy General Counsel

January 16, 2015

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A technician prepares an in-line inspection device for use in one of our natural gas transmission pipelines.

WE NEVER REST WHEN IT COMES TO SAFETY.

Our commitment to provide safe, reliable natural gas service to our customers and communities never ends. That’s why we go to such great lengths to maintain the integrity of our natural gas pipeline system. Safety is our number one priority. And so is providing the peace of mind that comes with it.

FINANCIAL INFORMATION AND REPORTS

piedmontng.com/financial

PIEDMONT NATURAL GAS WEBSITE

piedmontng.com

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Piedmont Natural Gas

PIEDMONT NATURAL GAS COMPANY, INC.
4720 PIEDMONT ROW DRIVE
CHARLOTTE, NC 28210

VOTE BY INTERNET - www.proxyvote.com
Go to www.proxyvote.com and follow the on-screen instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by March 4, 2015 (March 2, 2015 for 401(k) Plan participants).

You may enter your voting instructions by Internet or by phone up until 11:59 P.M. Eastern Time on March 4, 2015 (11:59 P.M. March 2, 2015, for 401(k) Plan participants).

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M80275-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PIEDMONT NATURAL GAS COMPANY, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dr. E. James Burton (Class II director)
02) Ms. Jo Anne Sanford (Class II director)
03) Dr. David E. Shi (Class II director)

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive future annual reports to security holders, proxy statements and other proxy materials, and notices regarding security holder documents in a single package per household. ☐ **Yes** ☐ **No**

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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M80276-TBD

PIEDMONT NATURAL GAS COMPANY, INC.

Proxy for Annual Meeting of Shareholders on March 5, 2015
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Vicki McElreath, Jane Lewis-Raymond and Judy Z. Mayo, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc., to be held March 5, 2015 at the Hutton Hotel, 1808 West End Ave., Nashville, Tennessee 37203, and at any adjournments or postponements thereof, as indicated on the reverse side.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.**

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side